EXHIBIT 10.54

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED WITH [***] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT, AS AMENDED.

CO-PROMOTION AGREEMENT
This Co-Promotion Agreement (this “Agreement”) is entered into as of November 4, 2015 (the “Effective Date”), by and between Eagle Pharmaceuticals, Inc., a corporation organized under the laws of Delaware with offices at 50 Tice Blvd., Suite 315, Woodcliff Lake, NJ 07677 (“Eagle”) and Spectrum Pharmaceuticals, Inc., a corporation organized under the laws of Delaware with offices at 11500 South Eastern Avenue, Suite 240, Henderson, Nevada 89052 (“Spectrum”). Each of Eagle and Spectrum is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”
WHEREAS, Eagle has developed the Products (as defined below) and anticipates obtaining FDA approval to market one or more of the Products in the Territory (as defined below), with FDA approval of the first Product in the Territory anticipated to occur on or around February 1, 2016;
WHEREAS, Spectrum has significant experience with the promotion of pharmaceutical products in the Territory;
WHEREAS, Eagle wishes to engage Spectrum for certain promotional services related to the Products in the Territory, in accordance with the terms and conditions set forth herein; and
WHEREAS, Spectrum desires to perform such promotional services, in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS
Whenever used in this Agreement with an initial capital letter, the terms defined in this Agreement shall have the respective meanings ascribed to them herein.

1.1    “Affiliate” means, with respect to any Party, any entity Controlling, Controlled by or under common Control with such Party. For purposes of this Section 1.1, “Control” means: (i) in the case of a corporate entity, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors of such entity; and (ii) in the case of an entity that is not a corporate entity, the possession, directly or indirectly, of the similar power to affirmatively direct, or cause the direction of, the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

1.2    “Applicable Laws” means the laws, statutes, rules, or regulations applicable to a Party’s activities to be performed under this Agreement including, but not limited to, the FDCA, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C.

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§ 1320a- 7b(a)), the criminal Health Care Fraud laws (18 U.S.C. §§ 286, 287, 1347, 1349), the PDMA, the Patient Protection and Affordable Care Act of 2010 (42 U.S.C , § 18001 et seq.), the Federal Sunshine Law, the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335a et seq.), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), state and federal licensure laws, the regulations promulgated pursuant to such laws, the FCPA and other laws relevant to fraud, waste and abuse, anti-corruption and bribery, racketeering, money laundering or terrorism, and any other state or federal law similar to the foregoing.

1.3    “Approval” means any and all approvals, registrations, licenses or authorizations from any Regulatory Authority required for the manufacture, marketing, promotion and sale of a Product in the Territory.
1.4    “[***] Product” means Eagle’s [***].

1.5    “[***] Product” means Eagle’s [***].

1.6    “Call” means an interactive in-person visit to a Healthcare Professional or Healthcare Organization by a CAM that includes a discussion of one or more Products.

1.7    “CAM” means an individual within the CAM Team who (a) is employed by Spectrum (and not by a Third Party contractor, unless approved by Eagle pursuant to Section 3.3) to conduct Promotional and other Commercialization activities with respect to a Product in the Territory pursuant to this Agreement, (b) has been sufficiently trained in accordance with this Agreement, and (c) substantially meets the qualifications set forth in Exhibit A. The qualifications in Exhibit A may be amended from time to time by mutual written agreement of the Parties.

1.8    “CAM Team” means the corporate account manager team within Spectrum that, on or before March 1, 2016, will be comprised of thirty-two (32) FTEs and will be identified in a separate writing to Eagle, a percentage of which (on an FTE basis) will be utilized to Promote and Commercialize Products under this Agreement.

1.9    “Change of Control” means, with respect to a Party: (a) the sale of all or substantially all of a such Party’s assets or business relating to the subject matter of this Agreement; (b) a merger, reorganization or consolidation involving such Party in which the holders of voting securities of such Party outstanding immediately prior thereto cease to hold at least fifty percent (50%) of the combined voting power of the surviving entity or acquiring entity (or its parent) immediately after such merger, reorganization or consolidation; or (c) the acquisition of more than fifty percent (50%) of the voting equity securities of such Party as a result of a single transaction or a series of related transactions.

1.10    “Codes” means (a) the Department of Health and Human Services (“HHS”) Office of Inspector General (“OIG”) Compliance Program Guidance for Pharmaceutical Manufacturers (“OIG Compliance Guidance”); (b) the Code on Interactions with Healthcare Professionals promulgated by the Pharmaceutical Research and Manufacturers of America (“PhRMA Code”), (c) the American Medical Association (AMA) Guidelines on Gifts to Physicians from Industry, and (d) the Accreditation Council for Continuing Medical Education (ACCME) Standards for Commercial Support, as any of the foregoing may be amended from time to time. [***].

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1.11    “Commercial Operations Support for [***] Sales Force” means, with respect to [***], support for and assistance with the following [***].

1.12    “Commercialization” means, with respect to a Product, activities directed to the preparation for sale of, offering for sale of, or sale of such Product in the Territory, including activities in preparation for launch of such Product and activities related to marketing, Advertising or Promoting such Product. When used as a verb, “Commercialize” means to engage in Commercialization.

1.13    “Commercialization Plan” means, with respect to each Product, the written Product-specific plan setting forth Commercialization and related activities to be conducted by Spectrum, including the budgets therefor, as such plan is more particularly described in Section 2.4 and as may be amended or updated in accordance with this Agreement.

1.14    “Commercially Reasonable Efforts” means, with respect to an obligation or task hereunder relating to a Product, a Party’s performance of such obligation or task using that degree of skill, effort, expertise, and resources normally used by such Party when performing such obligation or task with respect to a product owned by it or to which it has rights, and which has similar technical and regulatory characteristics, market potential and is at a similar stage in its product life cycle as such Product, but in no event using less than due care consistent with the efforts and resources commonly used by a comparable pharmaceutical company with respect to a product which has similar technical and regulatory characteristics, market potential and is at a similar stage in its product life cycle as such Product.

1.15    “Confidentiality Agreement” means that certain Confidentiality Agreement between the Parties dated July 26, 2015.

1.16    “Copyrights” means all statutory and common law copyrights owned by Eagle in and to the Promotional Materials, Training Materials, Advertising or the Labels for the Products used in the Territory.

1.17    “Detail” means a face-to-face, one-on-one discussion with a Target Prescriber/Account in the Target Prescriber/Account’s office, hospital, clinic or other appropriate location (excluding medical convention exhibits and displays) during which a CAM makes a presentation of a Product’s clinical attributes in a fair and balanced manner strictly in accordance with the Promotional Materials, the Labeling, the terms of this Agreement and all Applicable Laws, and in a manner that is customary in the industry in the Territory for the purpose of promoting a prescription pharmaceutical product. For clarity, a “Detail” shall not include electronic communications, video calls, telephone calls, sample drops, or presentations made at conventions, exhibits, exhibit booths, educational programs or speaker meetings, or similar gatherings. When used as a verb, “Detail” or “Detailing” means to conduct a Detail.

1.18    “[***] Product” means Eagle’s [***].

1.19    “Executives” means, (a) with respect to Eagle, its President and Chief Executive Officer or a senior executive of Eagle designated by its President and Chief Executive and, (b) with respect to Spectrum, its Chief Executive Officer or a senior executive of Spectrum designated by its Chief Executive Officer.

1.20    “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.) as amended.

1.21    “FDA” means the United States Food and Drug Administration.

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1.22    “FDCA” means the federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), as amended, and the regulations promulgated and guidances issued thereunder from time to time.
1.23    “Federal Sunshine Law” means 42 U.S.C. 1320a-7h, as amended, and the regulations promulgated thereunder from time to time.

1.24    “FTE” means the equivalent of the work of one (1) full-time Spectrum Personnel for one (1) year, consisting of [***] hours per year. No individual may be charged at greater than one (1) FTE, regardless of that individual’s hours worked during that year, and any individual who works less than [***] hours per year shall be treated as an FTE on a pro rata basis, calculated by dividing the actual number of hours worked by such individual in the year by [***].

1.25    “GAAP” means generally accepted accounting principles in the United States.

1.26    “Healthcare Organization” or “HCO” means any entity that may, directly or indirectly, purchase, prescribe, recommend, refer or arrange for the prescribing, purchasing or formulary placement of a health-related product or service in the Territory including, but not limited to, hospitals, pharmacies (including specialty pharmacies), physician groups, nursing homes, group purchasing organizations, insurers, and health plans.

1.27    “Healthcare Professional” or “HCP” means any individual who is licensed to prescribe or dispense drugs in the Territory, or who is in a position to recommend or refer a health-related product or service in the Territory, or who has significant input or influence on prescribing, purchasing or formulary decisions in the Territory, including physicians, physician assistants, nurses, nurse practitioners, pharmacists, medical directors, pharmacy directors, and formulary committee members.

1.28    “Incentive Compensation” means the total compensation paid, on an annual basis, by or under the authority of Spectrum to a CAM involved in Promotion of a Product(s) under this Agreement based on [***], including any target bonus, award or other incentive, but excluding salary.

1.29    “Launch Date” means, with respect to a Product, the date of the first commercial sale in the Territory of such Product by Eagle to a non-sublicensee Third Party after obtaining Approval to market and sell such Product in the Territory.

1.30    “Label” or “Labeling” means, with respect to each Product: (a) the FDA-approved full prescribing information for such Product; and (b) the FDA-approved labels and other written, printed, or graphic matter upon any container, wrapper, or any package insert, utilized with or for such Product.

1.31    “Materials” means, collectively, the Promotional Materials and Other Materials.

1.32    “MLR” means Eagle’s multidisciplinary medical, legal and regulatory committee tasked with reviewing Promotional Materials for compliance with Applicable Laws and Labeling.

1.33    “NAM” means an individual employed by Spectrum as a national account manager to conduct Commercialization activities with respect to a Product in the Territory pursuant to this Agreement (among other activities relating to Spectrum’s products).

1.34    “Net Sales” means, with respect to a Product, the gross amount invoiced by or on behalf of Eagle for the sale of such Product to Third Parties in the Territory, less deductions, [***]. Deductions from “Net Sales,” as set forth in the above definition, shall be calculated in accordance with GAAP.

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1.35    “Other Materials” means any and all written, printed, graphic, electronic, audio, video or other materials to be provided to Target Prescribers/Accounts by CAMs in connection with Commercialization activities other than Promotion, as developed and approved in accordance with Section 4.1.

1.36    “Payor” means any Person that provides a health benefit program for health care products and services, including, any government payor (e.g., Medicaid, Medicare), commercial health plan, and any Person acting on behalf of any government payor or commercial health plan by contract or otherwise.

1.37    “PDMA” means the Prescription Drug Marketing Act, as amended, and the regulations promulgated thereunder from time to time.

1.38    “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, firm, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

1.39    “PRC” means Spectrum’s multidisciplinary committee tasked with reviewing Promotional Materials for compliance with Applicable Laws and Labeling.

1.40    “Product” or “Products” means, individually or collectively, the [***] and, if agreed by the Parties pursuant to Section 2.5, up to three (3) additional Eagle products.

1.41    “Product Quality Complaint” means, with respect to a Product, any and all manufacturing or packaging-related complaints related to such Product, including: (a) any complaint involving the possible failure of such Product to meet any of the specifications for such Product; (b) any dissatisfaction with the design, package or Labeling of such Product; or (c) any Adverse Event that may involve the quality of such Product.

1.42    “Product Training” means, with respect to a Product, the Product-specific training program conducted in accordance with the applicable Commercialization Plan, Applicable Laws and Codes, which may include, as determined by the JCC or set forth in the applicable Commercialization Plan, training concerning (a) the scientific basis for such Product, (b) permissible communications regarding safety and efficacy claims relating to such Product, (c) permissible communications related to such Product in accordance with the Labeling, (d) use of Promotional Materials by the CAMs, and (e) other appropriate topics relevant to the Promotion and Commercialization of the Product.

1.43    “Promotion” or “Promote” means, with respect to each Product, promotional activities to be conducted by CAMs in the Territory that are set forth in an applicable Commercialization Plan or approved in writing by the JCC. When used as a verb, “Promote” means to engage in one or more of such activities, including the following (as approved by the JCC or set forth in a Commercialization Plan): (a) Detailing; (b) utilizing Promotional Materials during Details; (c) conducting display booths, displaying Promotional Materials and conducting meetings with Target Prescribers/Accounts in exhibits at conferences and trade shows; (d) sponsoring Advertising in journals and publications directed to Target Prescribers/Accounts; (e) conducting company-directed peer-to-peer educational programs regarding a Product (including speakers bureau and speaker training) directed at Target Prescribers/Accounts; and (f) distributing Promotional Materials to Target Prescribers/Accounts using direct mail or other appropriate dissemination methods; in each case, solely within the Territory. For clarity, “Promotion” shall not include: (i) discussing or responding to questions regarding the Product outside of the Labeling; (ii) independently maintaining a website, call

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center or medical information hotline for the Product; (iii) taking Product orders or otherwise selling or offering the Product for sale; (iv) other activities reserved to Eagle pursuant to Article 6, or (v) other marketing activities not allocated to Spectrum under this Agreement or in an approved Commercialization Plan.

1.44    “Promotional Materials” means any and all written, printed, graphic, electronic, audio, video or other materials to be used in connection with any Promotion activities, as developed and approved in accordance with Section 4.1. For clarity, Promotional Materials may include materials such as detail aids, reprints and disease state materials, as applicable, as approved in accordance with Section 4.1.

1.45    “Regulatory Authority” means any United States federal, state, commonwealth, territory, or local government, or political subdivision thereof, or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body with responsibility for granting approvals necessary for the marketing of a Product in the Territory, including the FDA.

1.46    “Spectrum Personnel” means the CAMs, the NAMs and any other personnel employed by Spectrum (including supervisory personnel overseeing the activities of the CAMs and the NAMs, and legal, regulatory and other support personnel) who are or may be involved with activities under this Agreement.

1.47    “Target Prescriber/Account” means any Healthcare Professional or Healthcare Organization identified in writing by the JCC (including in the Commercialization Plans) as being a suitable target for the Promotion and Detailing of a Product in the Territory.

1.48    “Territory” means the United States of America and its territories and possessions, including Puerto Rico.

1.49    “Third Party” means any Person other than a Party or any Affiliate of a Party.

1.50    “Trademarks” means: (a) any trademarks that are owned or controlled by Eagle and are used, or intended to be used, in connection with any Product in the Territory, including all word marks, logos, trade dress and/or indicia of origin, including applicable branding, color, palette, typeface, tagline and icon (“Product Trademarks”); and (b) the Eagle trade name and logo (“Eagle House Marks”); and including, in each case, all registrations and applications for registration of any such Trademarks in the Territory.

1.51    “Training Materials” means the materials (which may include written or other recorded, videotaped or Web-based training materials or on-line training programs) to be used in Product Training for Spectrum Personnel regarding each Product, as approved by Eagle pursuant to Section 5.5(b).

1.52    Terms Defined Elsewhere in this Agreement. The following terms have the meanings set forth in the sections indicated:

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“Adverse Event” …………………………………………    Section 9.1(c)
“Advertising” ……………………………………………    Section 4.3(a)
“Audited Party” ………………………………………….    Section 8.5(a)
“Auditing Party” …………………………………………    Section 8.5(a)
“Base Fee”     ……………………………………………..    Section 7.2(a)
“[***] Sales Force” ………………………………………    Section 3.6
“CAM Allocation”…………………………………………Section 2.4(b)
“CAM Team Break-Up”…………………………………    Section 3.4
“Claims” ………………………………………………….    Section 13.4
“Commercialization Support Costs”…………………….    Section 2.4(b)
“Competing Product” ……………………………………    Section 3.5(a)
“Confidential Information” ……………………………..    Section 10.1
“Cost Report” …………………………………………….    Section 7.1
“Debarred/Excluded”……………………………………    Section 13.2(a)
“Disclosing Party” ……………………………………….    Section 10.1
“FTE Requirements”………………………………………Section 2.4(b)
“Eagle Indemnitees” ……………………………………..    Section 13.4
“Executive Mediation” ……………………………………    Section 14.2(a)
“Force Majeure Event” ………………………………….    Section 14.10
“JCC”……………………………………… ……………    Section 2.3(a)
“Indemnified Party” ……………………………………..    Section 13.6
“Indemnifying Party” ……………………………………    Section 13.6
“Initial Term”……………………………………………..    Section 12.1
“Losses” ……………………………………………………    Section 13.4
“Ordinary Course Terminations and Replacements”….    Section 3.4
“Performance Bonus………………………    ……………    Section 7.3(b)
“Performance Bonus” ……………………………………    Section 7.3(b)
“Pharmacovigilance Agreement” ……………………….     Section 9.1(a)
“Proceeding” ……………………………………………..    Section 13.2(b)
“Product Information Request” or “PIR” …………....…    Section 5.6
“Promotion Report” ……………………………………..     Section 8.2
“Receiving Party” ………………………………………..    Section 10.1
“Representatives” ………………………………………..    Section 10.2(a)
“Revenue Thresholds” …………………………………    Section 7.3(a)
“Spectrum House Marks” ……………………………….    Section 4.1
“Spectrum Indemnitees” ………………………………..    Section 13.5
“Subcommittee” ………………………………………….    Section 2.3(e)
“Term” ……………………………………………………    Section 12.1
“Training Costs” …………………………………………    Section 5.5(a)

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ARTICLE II

GRANT OF EXCLUSIVE RIGHTS; GOVERNANCE; PLANS

2.1    Grant of Exclusive Rights.

(a)Subject to the terms and conditions of this Agreement, including Sections 3.4(c) and 12.3(a), Eagle hereby grants to Spectrum the exclusive right (except as to Eagle and its Affiliates) to Promote and Detail the Products in the Territory to the Target Prescribers/Accounts during the Term, in compliance with all Applicable Laws, Codes, the terms and conditions of this Agreement and the applicable Commercialization Plans. Except as set forth in this Agreement, such right shall be non-transferable and non-sublicensable, and Spectrum shall not grant any rights to, or permit or authorize, any other Person to Promote or Detail the Products in the Territory.

(b)Eagle hereby grants to Spectrum a non-exclusive, royalty-free license to use the Product Trademarks, the Eagle House Marks and Copyrights in the Territory solely as necessary to Promote and otherwise Commercialize the Products in the Territory, including for use in the Promotional Materials and Training Materials, in each case in accordance with this Agreement, including the quality control and usage restrictions set forth in this Agreement. Such license shall be non-transferable and non-sublicensable and shall automatically and immediately terminate upon the expiration or earlier termination of this Agreement for any reason.

2.2    Retained Rights. Except as specifically set forth in this Agreement, Spectrum shall have no other rights with respect to the Products, and for clarity, shall not Promote, market or otherwise Commercialize the Products except as Spectrum is expressly authorized to do under this Agreement. Eagle reserves and retains, for itself, its Affiliates and for any Third Party, all rights in and relating to the Products not expressly granted to Spectrum under this Agreement.

2.3    Governance.

(a)    Joint Commercialization Committee. Within ten (10) days after the Effective Date, the Parties shall establish a Joint Commercialization Committee (“JCC”), which shall operate during the Term of this Agreement. The JCC shall be responsible for operationalizing this Agreement and, subject to the terms and conditions of this Agreement, determining all aspects of the Promotion and other Commercialization of the Products, including developing, reviewing and approving, updating and revising, and overseeing compliance with, the Commercialization Plan for each Product.

(b)    JCC Membership. The JCC shall be comprised of an equal number of representatives of each Party; provided that, unless the Parties otherwise agree, the JCC shall be comprised of three (3) members from each Party. Each Party’s JCC representatives will be appropriately knowledgeable regarding commercialization of pharmaceutical products and the matters within the JCC’s authority. Each Party will designate one of its representatives as the co-chairperson of the JCC. Each Party’s co-chairperson will be responsible, on an alternating basis, for scheduling meetings, preparing and circulating an agenda in advance of each meeting, preparing and issuing minutes of each meeting within thirty (30) days thereafter, revising such minutes to reflect timely comments thereon, and overseeing the ratification of such revised minutes.

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(c)JCC Meetings.

(i)The JCC shall meet on a regular basis, no less than [***] (unless mutually agreed otherwise), either in-person or by any means of communication as the members deem necessary or appropriate, including by telephone, videoconference or similar means in which each participant can hear what is said, and be heard, by the other participants; provided that the JCC shall meet as and when necessary to review and approve, on a timely basis, all Commercialization Plans and any amendments or updates thereto. Unless otherwise agreed by the Parties, at least [***] meetings of the JCC per year (beginning on the Effective Date) shall be in-person and all such in-person meetings shall be held on an alternating basis between Eagle’s and Spectrum’s U.S. facilities, with the first in-person meeting to be held at Eagle’s U.S. facilities. Either Party may also call a special meeting of the JCC (by videoconference, teleconference, or in person) by providing at least five (5) business days’ prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting.

(ii)Each Party may, upon prior notice to the other Party: (1) have representative(s) from its organization attend JCC meetings as regular participants and (2) invite other subject matter experts to any JCC meeting on an as needed basis; provided, however, that such attendees (A) shall not vote or otherwise participate in the decision-making process of the JCC and (B) shall be bound by obligations of confidentiality and non-use equivalent to those set forth in Article 10. Each Party shall bear its own personnel and travel costs and expenses relating to its participation in the JCC and attendance at any JCC meetings.

(d)JCC Decision-Making. The JCC shall make its decisions by (i) consensus of its members present at a meeting (provided that at least one member from each Party is present at such meeting), with Eagle and Spectrum each having collectively, among its respective members, one vote irrespective of the number of members in attendance, or (ii) a written resolution signed by at least the co-chairperson appointed by each Party or his/her designee identified in writing. If the JCC is unable to reach consensus regarding a matter before it, then Eagle shall have final decision making authority with respect to such matter, and the decision of Eagle’s co-chairperson of the JCC with respect to any such matter shall be final and binding on the Parties, subject to the following provisions of this Section 2.3(d):

(i)Spectrum shall have final decision making authority with respect to the day-to-day operations and management of the CAM Team and other Spectrum Personnel. For the avoidance of doubt, Spectrum shall only have final decision making authority with respect to the practical, logistical aspects of implementing Spectrum’s obligations under this Agreement and, subject to the remainder of this Section 2.3(d), Eagle shall have final decision making authority with respect to all other matters relating to Products in the Territory, including: strategic matters (e.g., use of Product Trademarks, Product packaging, brand positioning, messaging and other marketing strategies); identification of Target Prescribers/Accounts; and decisions about methods and criteria for monitoring Spectrum’s performance under the Commercialization Plan [***].

(ii)Eagle shall not use its final decision making authority with respect to the following matters:

(A)Changing the Revenue Thresholds;

(B)Expanding the performance responsibilities or financial obligations of Spectrum beyond those in this Agreement;

(C)Increasing the number of CAMs Promoting the Products to more than

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thirty-two (32) FTEs;
(D)Requiring Spectrum to take any action that Spectrum believes, in good faith and on the advice of counsel, may violate any Applicable Laws;

(E)Matters under Section 2.4(b)(viii) that require agreement of the Parties; or

(F)Amending, altering or modifying any Commercialization Plan to effect any of the foregoing, (A) through (E).

(iii)Neither Party may use its final decision making authority to amend, alter or modify this Agreement.

(iv)In the event the JCC is unable to reach consensus with regard to any matter to be decided by the JCC within [***] days after such matter has been brought to the JCC’s attention, the Spectrum representatives to the JCC may, within [***] days thereafter, request Executive Mediation in accordance with Section 14.2(a); provided, that such Executive Mediation shall not be required to continue for a period of more than [***] days. If Spectrum invokes Executive Mediation pursuant to this Section 2.3(d)(iv) and the Executives are unable to resolve the matter through such Executive Mediation within such [***] day period, the decision of Eagle’s Executive with respect to such matter shall be final and binding on the Parties, subject to Section 2.3(d)(ii) and (iii).

(e)Subcommittees. From time to time, the JCC may establish and delegate specific matters or duties within its responsibilities to subcommittees or working groups (each a “Subcommittee”), the composition of which shall consist of an equal number of representatives from Spectrum and Eagle. Employees or consultants of either Party who are not members of a Subcommittee may attend meetings of such Subcommittee on an as needed basis; provided, however, that such attendees (i) shall not vote on Subcommittee voting matters and (ii) shall be bound by obligations of confidentiality and non-use equivalent to those set forth in Article 10. Each Subcommittee shall report to, and its activities shall be subject to the oversight, review and approval of, the JCC. Any disagreement between the representatives of the Parties on any Subcommittee shall be referred to the JCC for resolution.

2.4    Commercialization Plans. The Parties shall cooperate to develop each Commercialization Plan setting forth the Promotion activities and other Commercialization activities to be conducted by Spectrum in the Territory with respect to each Product.

(a)    Initial Plans; Updates. Each Commercialization Plan, and each amendment or update thereto, shall be subject to review and approval by the JCC in accordance with Section 2.3. Each initial Commercialization Plan shall be finalized and approved as soon as practicable but in any event not less than [***] days prior to the Launch Date of the applicable Product; provided that, if Approval to market and sell a Product in the Territory occurs before February 1, 2016, the JCC will prioritize finalizing the Commercialization Plan for such Product. Either Party shall have the right to propose amendments or updates to any then-current Commercialization Plan by written notice to the other Party; provided that all such amendments and updates must be reviewed and approved by the JCC in accordance with Section 2.3.

(b)    Content. All Commercialization Plans will be transparent and specific so that Eagle and Spectrum can coordinate and objectively measure performance. At a minimum, each Commercialization Plan shall contain:
(i)List of Target Prescribers/Accounts;

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(ii)Number of CAMs (on an FTE basis), which, without Spectrum’s consent, shall not exceed thirty-two (32) CAMs (on an FTE basis), to be deployed by Spectrum on a monthly basis to Promote and Commercialize the Products, on a Product-by-Product basis (the “FTE Requirements”), and timelines for deployment;

(iii)Percentage of the CAM Team (on an FTE basis) to be utilized to Promote and Commercialize the Products on a monthly basis, which, without Spectrum’s consent, shall not exceed eighty percent (80%) of the aggregate CAM Team FTEs (the “CAM Allocation”); for clarity, the maximum monthly CAM Allocation is 80% of the thirty-two (32) CAM Team FTEs (or .80 x 32 = 25.6 FTEs);

(iv)Promotion-related key performance indicators that can be used to evaluate the effectiveness of Promotion activities under such Commercialization Plan;

(v)Product Training, including schedules and topics, consistent with Section 5.5 of this Agreement, and training-related key performance indicators;

(vi)Anticipated or planned development and use of Materials;

(vii) Promotion activities (including conventions and conferences) to be conducted by CAMs in the Territory;

(viii)If agreed by the Parties, number of Details to be performed by the CAMs, by Detail position and type of Target Prescriber/Account;

(ix)Other Commercialization activities to be conducted by Spectrum in the Territory, including any pre-launch activities;

(x)Activities to be conducted by, or the time or level of effort to be provided by, NAMs and other Non-CAM Spectrum Personnel to carry out non-Promotional Commercialization activities and to support Promotional efforts by the CAM Team, such as the number of support Spectrum Personnel (on an FTE basis), consistent with Commercially Reasonable Efforts, up to, but not exceeding without Spectrum’s consent, [***];

(xi)Annual Net Sales forecasts (prorated for any partial calendar year), and the Revenue Thresholds, as the same may be revised to align with any revised annual Net Sales forecast (in all cases, approved by the Parties in accordance with Section 2.3); and

(xii) Budgets for out-of-pocket costs (without mark-up) to be incurred by Spectrum in conducting Commercialization activities in the Territory pursuant to the Commercialization Plan, on a calendar year and/or calendar quarter basis throughout the Term, including out-of-pocket costs of the following to the extent detailed in the Commercialization Plan: [***] (collectively, “Commercialization Support Costs”), but excluding Spectrum Personnel costs, Detailing costs, costs of Commercial Operations Support for [***] Sales Force or other internal costs of Spectrum (which are compensated by the Base Fee payable pursuant to Section 7.2 and the fee set forth in Section 3.6). The initial budgets for Commercialization Support Costs for each of the [***] Product, the [***] Product and the [***] Product are set forth in Exhibit B.
2.5    Additional Products. From time to time during the Term, Eagle may propose that up to three (3) additional Products be included under this Agreement as Products to which Spectrum has the right to

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Promote under Section 2.1(a), and otherwise on the terms and subject to the conditions of this Agreement. If Spectrum agrees to include any additional Product as a Product which is Promoted by Spectrum under this Agreement, then the JCC will promptly meet and develop a Commercialization Plan with respect to the applicable additional Product (including a budget for any applicable additional Commercialization Support Costs) and the Parties will promptly meet and use Commercially Reasonable Efforts to agree to the following with respect to such Products: any changes to Spectrum’s Incentive Compensation plan and any increases in the number of CAMs or other Spectrum Personnel (on an FTE basis) or other expansion of Spectrum’s resources or responsibilities, if any, required.

ARTICLE III

SPECTRUM COMMERCIALIZATION RESPONSIBILITIES; RESTRICTIONS

3.1    Promotion Activities. Commencing on the Launch Date of each Product (on a Product-by-Product basis) and continuing throughout the Term, the CAM Team shall Promote such Product in the Territory to the Target Prescribers/Accounts in accordance with the then-current applicable Commercialization Plan and the terms of this Agreement. Without limiting the foregoing, Spectrum shall: (a) employ sufficient number of CAMs, and use Commercially Reasonable Efforts to ensure that such CAMs devote the necessary time exclusively Promoting the Products, in each case as necessary to meet the FTE Requirements and the CAM Allocation; and (b) perform Details in accordance with the targeting, positioning and frequency of Details set forth in the Commercialization Plan.

3.2    Pre-Launch and Other Commercialization Activities. If and to the extent set forth in a Commercialization Plan (on a Product-by-Product basis), Spectrum shall conduct activities in preparation for launch of such Product and other Commercialization activities in accordance with the then-current applicable Commercialization Plan and the terms of this Agreement, including Section 5.2. Without limiting the foregoing, if and as set forth in a Commercialization Plan and to the extent compliant with Applicable Laws, both Parties’ compliance policies and procedures and the terms of this Agreement, CAMs may provide Other Materials[***] to Target Prescribers/Accounts and NAMs or other Spectrum Personnel may assist Eagle with contracting strategy.

3.3    Subcontracting. Spectrum may not subcontract with any Third Parties (including any contract sales organization) to perform any of the Promotion or other Commercialization activities to be performed by Spectrum under this Agreement, unless such subcontracting has been approved by Eagle in writing in advance, which approval shall not be unreasonably withheld. Spectrum shall provide all information requested by Eagle related to any potential subcontractor in order for Eagle to evaluate Spectrum’s request to subcontract. In all cases, Spectrum shall: (a) ensure that all permitted subcontractors are bound by written obligations as protective of the Product and Eagle as the terms and conditions of this Agreement, as applicable to such subcontractors; (b) oversee the performance by its permitted subcontractors of the subcontracted activities; and (c) remain responsible and fully liable for the performance (and/or non-performance) of any activities by any of its subcontractors in connection with this Agreement as if such activities had been performed by Spectrum itself.

3.4    Maintenance of CAM Team.

(a)    Commencing on March 1, 2016 and at all times thereafter during the Term, except with Eagle’s prior written consent (which Eagle may grant or withhold in its discretion) and pursuant to this Section 3.4, Spectrum shall maintain thirty-two (32) FTEs within the CAM Team, and shall use Commercially

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Reasonable Efforts to employ and assign CAMs with substantially the same experience as the individual CAMs who make up the CAM Team as of the Effective Date to Promote and Commercialize the Products, subject to voluntary resignations by CAMs or terminations or reassignments of individual CAMs by Spectrum for reason of a CAM’s failure to achieve applicable performance requirements or otherwise in the ordinary course in accordance with Spectrum’s applicable HR policies, including for cause (collectively, “Ordinary Course Terminations and Replacements”). In the event an individual who is a member of the 32-FTE CAM Team as of March 1, 2016 voluntarily resigns from Spectrum or is terminated or reassigned by Spectrum as a result of Ordinary Course Terminations and Replacements, Spectrum shall promptly (but in any event within [***] days) replace such individual with a new CAM who substantially meets the qualifications set forth in Exhibit A (as the same may be amended from time to time by mutual written agreement of the Parties). Notwithstanding the foregoing, Spectrum shall not be deemed to be in breach of this Section 3.4 if Spectrum fails to replace a CAM within the foregoing [***] day period so long as (i) the applicable Revenue Threshold in the aggregate for both the [***] Product and the [***] Product is achieved (on a pro rata basis) during such [***] day period, (ii) Spectrum is using Commercially Reasonable Efforts to replace the CAM, and (iii) Spectrum replaces the CAM within [***] days after the CAM resigns or is terminated or reassigned as a result of Ordinary Course Terminations and Replacements. For clarity, Spectrum will be in breach of this Section 3.4 if Spectrum fails to replace any CAM in accordance with this Section 3.4(a) within the [***]-day or [***]-day period (as applicable) after a CAM resigns or is terminated or reassigned as a result of Ordinary Course Terminations and Replacements and such failure is deemed to be material by Eagle in its reasonable discretion.

(b)    During the Term, Spectrum shall not implement any reduction-in-force directed at the CAM Team or any other broad-based layoffs, reassignments or restructuring, in each case, directed at the CAM Team (including as a result of or following any Change of Control of Spectrum) (each, a “CAM Team Break-Up”), unless agreed upon in writing in advance by Eagle in its discretion. For the avoidance of doubt, any CAM Team Break-Up during the Term, without Eagle’s prior written consent, will be a breach of this Section 3.4.

(c)    In the event Spectrum breaches this Section 3.4, Eagle shall have the right, exercisable in its sole discretion and effective upon written notice thereof by Eagle to Spectrum, to (i) on a Product-by-Product basis, convert the license granted to Spectrum under Section 2.1(a) to a non-exclusive license (and upon delivery of such notice such license shall automatically be deemed non-exclusive with respect to such Product without any further action or amendment by the Parties), and, without limiting the foregoing, Eagle shall have the right thereafter to Promote and otherwise Commercialize the applicable Product(s) in the Territory by itself or with or through a Third Party or otherwise, or (ii) terminate this Agreement pursuant to Section 12.2(b).

3.5    Non-Competition.

(a)    During the Term, Spectrum shall not, and shall cause its Affiliates not to, directly or indirectly, (a) market, Promote, sell, distribute or accept orders for the sale of any product that has the same “indications and usage” as identified on its package insert as any Product in the Territory (“Competing Product”), or (b) assist or cooperate in any way with any other Person in connection with the marketing, Promotion, selling, distribution or acceptance of orders for the sale of any Competing Product in the Territory; provided, however that the foregoing restriction shall not apply with respect to any Competing Product (i) owned or controlled by Spectrum as of the Effective Date as disclosed by Spectrum to Eagle prior to the Effective Date, or (ii) of a Third Party that becomes an acquirer, surviving entity or Affiliate of Spectrum as a result of a Change of Control of Spectrum if such Third Party was, prior to such Change of Control, already marketing, Promoting, selling, distributing or accepting orders for the sale of such Competing Product in the

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Territory. Spectrum acknowledges and agrees that the restrictions set forth in this Section 3.5(a) are reasonable and necessary to protect the legitimate interests of Eagle and agrees not to contest such restrictions in any proceeding.

(b)    The Parties will use reasonable efforts to mitigate any risks of potential non-compliance with antitrust laws arising from or relating to this Agreement. In the event of a Change of Control of either Party which, in light of this Agreement, might give rise to potential non-compliance with any antitrust laws, such Party shall give notice to the other Party at the earliest practicable date. If the other Party believes, on the advice of counsel, that continuation of this Agreement following such Change of Control may result in potential non-compliance with applicable antitrust laws, the Parties will discuss in good faith measures to be taken to address such potential non-compliance, and if the Parties are unable to agree on such measures within [***] days, the other Party will have the right to terminate this Agreement pursuant to Section 12.2(f) or Section 12.2(g) (as applicable).

3.6    [***] Sales Force. If at any time during the Term, Eagle decides that it wants to hires a sales force to promote and commercialize the [***] Product in the Territory (the “[***] Sales Force”), then at Eagle’s request Spectrum will assist Eagle in identifying and recruiting candidates for the [***] Sales Force for up to twenty-two (22) positions at Eagle, which positions shall consist of twenty (20) sales representatives and two (2) area managers. In consideration for and commencing at the time Spectrum begins providing assistance with recruiting and hiring the [***] Sales Force and for providing Commercial Operations Support for [***] Sales Force, Eagle shall pay Spectrum an annualized fee of [***].

ARTICLE IV

MATERIALS; ADVERTISING

4.1    Preparation of Materials. Spectrum or Eagle (as mutually agreed by the Parties) will (a) develop and produce all Materials to be used by Spectrum Personnel pursuant to this Agreement, including Promotional Materials and, to the extent compliant with Applicable Laws and provided for in a Commercialization Plan, Other Materials such as summaries of Product contract terms, and (b) provide the Materials to Spectrum in quantities set forth in the Commercialization Plans. The Party responsible for developing the Materials will provide proofs of the Materials to the other Party at least [***] days before intended use, and shall consider in good faith all comments provided by the other Party. All Materials to be used by Spectrum Personnel pursuant to this Agreement shall at all times be in compliance with all Applicable Laws and the Labeling and shall be subject to approval by each of Eagle’s MLR and Spectrum’s PRC, prior to any use or dissemination by Spectrum Personnel. Costs incurred by Spectrum in generating Materials in accordance with this Section 4.1 will be included in Commercialization Support Costs if and to the extent included in and not exceeding the approved budget therefor set forth in a Commercialization Plan. All Promotional Materials (and other Materials if and to the extent approved by Eagle) shall include the Trademarks (including the Eagle House Marks), and may also include the Spectrum trade name and logo (“Spectrum House Marks”), in reasonable size and prominence (but never larger or more prominent than the Eagle House Marks), in accordance with all FDA requirements and as approved in advance by Eagle. Eagle shall own all Copyrights and other right, title and interest in and to all Materials, and Spectrum hereby assigns to Eagle any and all interest that Spectrum may have in the Materials; provided, that Eagle is obtaining no right to use the Spectrum House Marks other than the non-exclusive right to use Spectrum House Marks exclusively in connection with the Materials and then to the extent consistent with this Agreement and during the Term. Such non-exclusive right shall automatically and immediately terminate upon the expiration or earlier termination of this Agreement for any reason and shall be non-transferable and non-sublicensable. If

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Spectrum is the Party responsible for developing Materials, Spectrum will (on behalf of Eagle) or will enable Eagle to (as directed by Eagle), warehouse all art files and raw/print ready art related to such Materials.

4.2    Submission; Use of Materials. Eagle’s SOPs will govern the submission and re-submission of Promotional Materials to the FDA and Eagle shall be responsible for submitting all Promotional Materials to the FDA in accordance with applicable FDA requirements. Spectrum and the Spectrum Personnel shall: (a) use the Promotional Materials solely for the purposes of conducting the Promotion activities in the Territory as contemplated by this Agreement and for no other purposes; (b) ensure that the Materials are not modified, changed, misbranded or altered in any way by Spectrum or Spectrum Personnel; (c) in conducting Promotion activities hereunder, make only those statements and claims regarding the Product, including as to efficacy and safety, that are consistent with the Promotional Materials, the Labeling and Applicable Laws; (d) in Promoting and Commercializing the Products, use only the Materials that are produced and approved in accordance with Section 4.1; and (e) promptly notify Eagle, and provide Eagle with a copy, of any correspondence or other report or complaint received by Spectrum or any Spectrum Personnel from any Regulatory Authority, including the FDA, or any Third Party claiming that any oral or written statements about the Product or any Materials are inconsistent with the applicable Labeling or are otherwise in violation of Applicable Laws or that any CAM or other Spectrum Personnel conducting Promotion or other Commercialization activities is making statements or claims regarding a Product that are inconsistent with the Materials or the Labeling. If any Materials provided to Spectrum by Eagle are withdrawn from use for any reason, Eagle shall promptly notify Spectrum of such withdrawal and Spectrum shall promptly effectuate such withdrawal.

4.3    Advertising; Digital Media.

(a)    Advertising. Spectrum may engage in any Advertising that is approved by the JCC and included in the Commercialization Plan; provided that all Advertising shall at all times be in compliance with all Applicable Laws and the Labeling, shall be subject to Eagle’s MLR review process, and shall be approved in advance by Eagle. As used herein, “Advertising” means the advertising of any Product in the Territory through any means, including television and radio advertisements and advertisements appearing in journals, newspapers, magazines and other tangible print media. For the avoidance of doubt, Eagle reserves for itself the right to engage in Advertising; provided, that all Advertising shall at all times be in compliance with all Applicable Laws and the Labeling and shall be subject to Eagle’s MLR review process.
(b)    Digital Media. Spectrum shall not without Eagle’s prior written permission create or maintain a website related to any Product(s) and shall not without Eagle’s prior written permission otherwise display, or permit to be displayed, anywhere on the internet any information in any way connected with Eagle, any of the Products or the Trademarks. Spectrum shall not engage (and shall prohibit all Spectrum Personnel from engaging) in any social media activities, including Facebook, Twitter and YouTube, related to or in any way connected with Eagle, any of the Products or related disease states. For the avoidance of doubt, Eagle reserves for itself the right to create and maintain a website related to any Products and to engage in social media activities; provided, that these activities are conducted in compliance with Applicable Laws and the Labeling and are subject to Eagle’s MLR review process.

(c)    Promotional Samples. The Parties acknowledge and agree that the Promotion contemplated as of the Effective Date does not include a program for the distribution of promotional samples of the Products, and no CAM shall distribute promotional samples of any Product. If the JCC approves a program for the distribution of promotional samples of any Product, then the Parties shall prepare a Product sample plan that complies with Applicable Laws and that will be agreed to in writing by the Parties and, thereafter, the CAMs shall distribute promotional samples of the applicable Product only in accordance with

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such Product sample plan and in compliance with all Applicable Laws; provided, that any additional out-of-pocket costs incurred by Spectrum in connection with the distribution of promotional samples shall be reimbursed by Eagle.

ARTICLE V

PERSONNEL; COMPLIANCE; TRAINING

5.1    Spectrum Personnel.

(a)    Qualifications. Spectrum shall conduct its Promotion activities (including Details) using CAMs who meet the requirements of this Agreement, including those set forth in Section 1.7. Spectrum will manage its CAMs performing Promotion activities hereunder in accordance with Applicable Laws and Codes. No CAM or other Spectrum Personnel shall be Debarred/Excluded. In advance of engaging any CAMs or other Spectrum Personnel to perform Promotion activities or other Commercialization services under this Agreement, and at least annually thereafter, Spectrum shall check the debarment/exclusion status of each such Spectrum Personnel and confirm that such Spectrum Personnel is not Debarred/Excluded.

(b)    Compensation and Benefits. Spectrum shall be solely responsible for recruiting and hiring all Spectrum Personnel at Spectrum’s sole cost and expense. Spectrum shall be solely responsible for: (i) all salaries, wages, benefits and other compensation that the CAMs and any other Spectrum Personnel may be entitled to receive in connection with the performance of the services under this Agreement, including Incentive Compensation, and all taxes, excises, assessments and other charges levied by any agency on, or because of, the services to be provided by Spectrum under this Agreement; (ii) maintaining all necessary personnel and payroll records for all CAMs and any other Spectrum Personnel; and (iii) providing workers’ compensation and unemployment insurance coverage for the CAMs and any other Spectrum Personnel in amounts as required by Applicable Laws. Spectrum shall indemnify, defend and hold harmless Eagle from and against all Losses to the extent incurred by or imposed upon Eagle in connection with or arising from any Claims (including by any Spectrum Personnel) relating to any of Spectrum’s responsibilities enumerated in the preceding sentence (including any Claims relating to Spectrum’s payment of or failure to pay Incentive Compensation). Each Party acknowledges and agrees that the CAMs and any other Spectrum Personnel are not, and are not intended to be or be treated as, employees of Eagle or any of its Affiliates, and that such individuals are not, and are not intended to be, eligible to participate in any benefits programs or in any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, that are sponsored by Eagle or any of its Affiliates or that are offered from time to time by Eagle or its Affiliates to its or their own employees.

(c)    Incentive Compensation. Promptly after the Effective Date, Spectrum shall allow Eagle to review Spectrum’s existing Incentive Compensation plan for the CAMs. Prior to any CAM commencing Promotion under this Agreement, Spectrum shall modify its Incentive Compensation plan to include targets and incentives pertaining to the Products that are reflective of the level of effort and focus required to conduct the Details and other Promotion obligations in accordance with this Agreement. All modifications to Spectrum’s Incentive Compensation plan that pertain to the Products shall be subject to Eagle’s approval, not to be unreasonably withheld, prior to implementation. Notwithstanding the foregoing, unless otherwise agreed by Eagle in its discretion, each CAM’s Incentive Compensation relating to Products in a given semi-annual period during the Term (commencing January 1, 2016) shall be not less than [***]; provided that in the first half of 2016, such Incentive Compensation relating to Products shall be not less than [***]. In connection with the foregoing approval, Eagle agrees that the Incentive Compensation plan as it pertains to the Products shall be in compliance with Applicable Laws and the Codes.

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(d)    General Conduct. Spectrum shall be solely responsible and fully liable for: (i) the compliance of all Spectrum Personnel, including the CAMs and the NAMs, with all Applicable Laws, the Codes, and Spectrum’s compliance policies and procedures, including as applicable, policies and procedures related to interactions with HCPS, HCOs and Payors; (ii) the acts and omissions of the CAMs, the NAMs and any other Spectrum Personnel while performing any activities under this Agreement; and (iii) all disciplinary, probationary and termination actions taken by it, as well as for the formulation, content, and dissemination (including content) of all employment policies and rules (including written disciplinary, probationary and termination policies) applicable to any CAM, NAM or other Spectrum Personnel. Spectrum shall ensure that its CAMs, NAMs and other Spectrum Personnel are familiar with the procedures, obligations, rights, and responsibilities imposed by the terms of this Agreement as applicable to the performance of Promotional activities and other Commercialization hereunder.

(e)    Removal of Personnel from Product Responsibilities. Spectrum shall immediately remove any CAM or other Spectrum Personnel from having any responsibilities relating to the Promotion or Commercialization of any Product under this Agreement if required by any Applicable Laws, including if Spectrum determines that such Spectrum Personnel is Debarred/Excluded. Further, upon Eagle’s request, Spectrum shall promptly remove any CAM or other Spectrum Personnel from having any responsibilities relating to the Promotion or Commercialization of any Product under this Agreement if such CAM or Spectrum Personnel fails to comply with any Applicable Laws, the Codes, or Spectrum’s compliance policies, procedures, standards and practices.

5.2    Compliance with Laws, Codes and Policies.

(a)    General. Spectrum shall: (i) perform all of its obligations under this Agreement (including Promotion and all activities under each Commercialization Plan) in compliance with all Applicable Laws and Codes; (ii) instruct the Spectrum Personnel not to, and shall use reasonable efforts consistent with industry practices to ensure that the Spectrum Personnel do not, make any representation, statement, warranty or guaranty, oral or written, with respect to any Product that is inconsistent with the then-current Labeling of such Product, the applicable approved Materials or Applicable Laws; or that is deceptive or misleading in any way; or take any action that disparages or may jeopardize the good name, goodwill or reputation of any of the Products or of Eagle or any of its Affiliates; (iii) maintain and enforce a corporate compliance program consistent with the OIG Compliance Guidance, including maintaining a mechanism for its personnel to report, at any time and anonymously if they choose, any concerns about potential non-compliance with Applicable Laws, Codes or Spectrum policies, procedures, standards and practices, and that requires Spectrum to promptly and diligently investigate and take appropriate corrective and disciplinary action with regard to any such reports, as applicable; (iv) promptly notify Eagle of the substance of, and coordinate with Eagle regarding, any report described in clause (iii) above relating to a Product or Spectrum’s activities under this Agreement that potentially violates Applicable Laws, Codes, or Spectrum’s compliance policies, procedure, standards and practices; and (v) provide Eagle with copies of any corrective action plan or other remedial action measures. [***].

(b)    Certification. Each year during the Term, Spectrum shall certify to Eagle in writing that it has, and enforces, a code of conduct and compliance program for Spectrum Personnel (including CAMs) that is consistent with Applicable Laws and Codes. Without limiting such certification obligations of Spectrum, Spectrum shall promptly notify Eagle of any material changes to its compliance program (including applicable policies and procedures) that relate to or may affect Spectrum’s performance of its Promotion or other activities under this Agreement. The certification provided to Eagle under this Section 5.2(b) and any information contained therein shall be deemed Confidential Information of Spectrum under Article 10.

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(c)    Notification of Legal Proceeding. Unless and to the extent prohibited by Applicable Laws, Spectrum shall immediately notify Eagle of any claim, demand, communication or inquiry of any type, including, but not limited to, a subpoena, civil investigative demand, or congressional inquiry letter, from any federal, state or local governmental entity or Regulatory Authority, related in any way to Eagle, the Products, or this Agreement.

(d)    Activities in Violation of Law. Notwithstanding any provision of this Agreement, Spectrum shall not be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith and on the advice of counsel, may violate, any Applicable Laws.

5.3    Payments to Healthcare Professionals/Healthcare Organizations. Spectrum shall not directly or indirectly provide any payment, remuneration or other transfer of value to a Target Prescriber/Account or other HCP, HCO or Payor in connection with Promotion or Commercialization activities, except as provided in accordance with all Applicable Laws, Codes, Spectrum’s policies, procedures, standards and practices, and the applicable Commercialization Plan and subject to Spectrum’s tracking and reporting obligations under Section 5.4 of this Agreement.

5.4    Transparency Reporting. Each Party shall be responsible for tracking and reporting all payments and transfers of value provided by such Party to HCPs and HCOs in connection with this Agreement in accordance with the Federal Sunshine Law and similar transparency laws required by any state and local government in the Territory that requires such reporting.

5.5    Training.

(a)    Training. Each Commercialization Plan shall include (i) a Product Training schedule, including timing, location and number of training sessions (including refresher programs), as well as the topics for such Product Training sessions, and (ii) an annual budget for the reasonable out-of-pocket costs of Product Training and Training Materials provided by or on behalf of Spectrum under this Agreement (“Training Costs”). Training Costs incurred by Spectrum shall be included in Commercialization Support Costs if and to the extent included in and not exceeding the approved budget therefor set forth in a Commercialization Plan. Spectrum shall be responsible for planning and conducting all Product Training, consistent with each Commercialization Plan, and shall ensure that each CAM and other Spectrum Personnel completes all required Product Training prior to commencing any Promotion or other Commercialization activities under this Agreement and continues to participate in Product Training at least annually thereafter. Spectrum shall also be responsible, at its own expense, for providing, and shall provide, to all CAMs and other Spectrum Personnel a broad general training program, including training on proper promotion and marketing techniques, ethics, compliance with Applicable Laws and substantial compliance with the Codes, and the compliance with Spectrum’s policies, procedures, standards and practices. The Parties shall seek to coordinate the Product Training and other Product-specific meetings held by Spectrum, and Eagle shall have the right to attend and participate in Product Training sessions and any other Product-specific meetings of the Spectrum Personnel in Eagle’s discretion and at Eagle’s sole expense.

(b)    Training Materials. Spectrum shall develop and provide all Training Materials for use hereunder; provided that the content and format of all Training Materials shall be reviewed and approved by Eagle’s MLR prior to any use, and the Training Materials shall at all times be in compliance with all Applicable Laws and the Codes. Spectrum shall not use any materials in providing Product Training to the CAMs or other Spectrum Personnel other than the Training Materials approved by Eagle. Spectrum’s use of the Training Materials in connection with training Spectrum Personnel under this Agreement shall be in compliance with the terms of this Agreement and the Commercialization Plan or as otherwise approved by

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the JCC. Eagle shall own all Copyrights and other right, title and interest in and to all Training Materials, and Spectrum hereby assigns to Eagle any and all interest that Spectrum may have in the Training Materials to the extent such Training Materials are exclusively related to Products (and not including any Spectrum House Marks).

(c)    Testing and Certification. Without limiting Section 5.5(a) or 5.5(b), in connection with each Product Training, Spectrum shall provide testing that verifies that each CAM and other Spectrum Personnel has satisfactorily completed and understood the Product Training. Each CAM and other Spectrum Personnel also must certify at the end of each Product Training session that he/she has completed, understood and agrees to comply with such Product Training.

(d)    Recordkeeping. Spectrum shall maintain records related to Product Training sufficient to show the Spectrum Personnel in attendance at each Product Training session, including sign-in sheets and computer records for Web-based training. Spectrum shall maintain all such attendance records and other Product training records, including testing records, certifications, and copies of Training Materials used at each Product Training session, in accordance with Section 8.4. Spectrum shall provide copies of such records to Eagle upon request.

5.6    Requests for Medical Information. Eagle shall have the exclusive right and obligation to respond, in accordance with Applicable Laws and the Codes (as applicable), to all questions or requests for information about any Product that are outside of the Label made by any Healthcare Professional, Healthcare Organization or any other Third Party to the CAMs or other Spectrum Personnel (each, a “Product Information Request” or “PIR”). With respect to a Product Information Request received by a CAM or other Spectrum Personnel, such Spectrum Personnel shall promptly refer such PIRs to Eagle’s call center for response. For clarity, PIRs shall not be proactively solicited by CAMs or other Spectrum Personnel. For any PIR received by Spectrum’s call center, Spectrum shall promptly transfer such PIR to Eagle’s call center. Eagle shall promptly provide Spectrum with a copy of any written materials provided by Eagle in response to a PIR or a summary of any oral discussions provided by Eagle in response to a PIR.

5.7    Product Quality Complaints. With respect to Product Quality Complaints received by a CAM or other Spectrum Personnel, such Spectrum Personnel shall promptly refer such Product Quality Complaint to Eagle’s call center for management of the report. With respect to Product Quality Complaints received by mail (or other written communication), Spectrum shall forward all correspondence to Eagle by secure e-mail or fax within two (2) business days after Spectrum’s receipt thereof. Notwithstanding the foregoing, Spectrum shall promptly, but in any event within one (1) day, notify Eagle of any information that it receives or generates that may require a recall, field alert, withdrawal or other corrective action related to the Product. Spectrum shall promptly, but in any event within two (2) days, notify Eagle of any information Spectrum receives regarding any threatened or pending action by the FDA or other Regulatory Authority which may affect any of the Products or the continued development or marketing of any Product. In the event of any Adverse Event involving the quality of a Product, the terms of Section 9.1 shall apply. Spectrum shall, at Eagle’s expense, cooperate with Eagle’s reasonable requests and use its Commercially Reasonable Efforts to assist Eagle, as may be reasonably requested by Eagle, in connection with (a) preparing any and all reports with respect to any of the Products in the Territory for submission to any Regulatory Authority, and (b) investigating and responding to any Product Quality Complaint related to any of the Products in the Territory. Eagle will inform Spectrum of any Product quality-related matters that may adversely affect the Product(s).

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ARTICLE VI

EAGLE RIGHTS AND RESPONSIBILITIES

6.1    Orders for Products; Returns. Eagle shall have the sole responsibility and right and shall use Commercially Reasonable Efforts to, accept and fill orders with respect to the Products and shall book all sales of Products in the Territory. Spectrum shall not take orders for the Products, but if for any reason Spectrum should receive orders for any Product from a Third Party, Spectrum shall promptly forward such orders to Eagle and shall advise such Third Party to contact its Eagle authorized distributor to place orders for such Product. Eagle shall have sole the right and responsibility and shall use Commercially Reasonable Efforts to, arrange warehousing and distribution of the Products and for billing and collections for the sale of the Products in the Territory. Spectrum shall not solicit the return of any Product, but if for any reason Spectrum should receive any returned Product, Spectrum shall promptly notify Eagle. Upon request by Eagle, any Product returned to Spectrum shall be shipped by Spectrum to Eagle’s (or its designee’s) designated facility at Eagle’s expense. If Eagle does not request that such Product be returned to Eagle, then Spectrum shall, in compliance with Applicable Laws, destroy the Product at Eagle’s expense.

6.2    Terms of Sale. Eagle shall have the sole right and responsibility for establishing and modifying the terms and conditions of the sale of the Products, including pricing and contracting, whether the Products will be subject to any discounts, whether any discount will be provided for payments on accounts receivable, whether the Products will be subject to rebates, returns and allowances or retroactive price reductions, the channels of distribution of the Products, and whether credit is to be granted or refused in connection with the sale of any Products; [***]. For the avoidance of doubt, Eagle will have final decision-making authority over all Product contracts and all contract terms, and will be the contracting party in all such contracts, including with Payors and HCOs.

6.3    Grants; Charitable Requests; HCP/HCO Agreements. As between the Parties, Eagle shall have the right (in its sole discretion) to determine participation in free goods program plans, patient assistance programs and indigent access programs, if applicable, as well as to determine funding levels for grants, sponsorships and other charitable requests (including in support of professional symposia and continuing medical education programs), with respect to the Products in the Territory (including on a national, regional and local level, if applicable). If, for any reason, Spectrum receives any requests with respect to any of the foregoing activities, including any request with respect to any Product to support any of the foregoing activities, that have not been approved by the JCC to be performed by Spectrum and included in a Commercialization Plan, Spectrum shall promptly forward such requests to Eagle as soon as practicable for Eagle’s consideration. Unless explicitly authorized by Eagle in writing, Spectrum shall not enter into any agreements with Healthcare Professionals or Healthcare Organizations relating to speaker programs, advisory boards, consulting arrangements or similar arrangements related to any of the Products.

6.4    Development Activities. Except as may be specifically approved by the JCC to be performed by Spectrum and included in a Commercialization Plan, as between the Parties, Eagle shall have the sole right to conduct, and Spectrum shall not conduct or sponsor (directly or indirectly), clinical trials or other development activities with respect to any of the Products, including providing support or assistance for investigator sponsored trials, cooperative studies, clinical studies, including post-approval studies, or other studies, including health economics and outcomes research and Phase 4 studies, or any other research or development activities with respect to the Products. If a CAM or any other Spectrum Personnel receives any inquiry regarding any such matter described in this Section 6.4, Spectrum shall refer the Person making the inquiry to Eagle, in a manner directed by Eagle from time to time.

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6.5    Government and Managed Care; Reimbursement. Eagle shall have the sole right and responsibility for activities relating to reimbursement and government or managed care market segments, including (i) contract strategy, (ii) contract creation, (iii) contract compliance, monitoring and audits, (iv) contract administration and claims processing, and (v) any other matters related to managed care.

6.6    Government Price Reporting and Processing. Eagle shall be responsible for all government price calculations, reporting and rebate processing in the Territory relating to the Products. However, Spectrum shall, to the extent it has in its possession relevant information, cooperate with and assist Eagle in complying with its Product-related government price reporting obligations in the Territory, including by providing to Eagle or its designee, promptly upon Eagle’s request in order to satisfy reporting deadlines, all data and other information required for government price reporting that is collected or maintained by or otherwise in the possession or reasonable control of Spectrum and by promptly responding to Eagle’s questions and requests for information or assistance.

6.7    Coordination. It is understood and agreed that, except to the extent explicitly set forth in a Commercialization Plan or otherwise authorized in writing by Eagle, Spectrum shall not engage in any activities that are reserved to Eagle under this Article 6.

6.8    Manufacture and Supply. Eagle shall use Commercially Reasonable Efforts to manufacture or have manufactured the Products for commercial sale in the Territory. Without limiting the foregoing, Eagle shall use Commercially Reasonable Efforts to manufacture quantities of each Product sufficient to Launch the Product, as set forth in the Commercialization Plan. Notwithstanding any provision of this Agreement, Eagle shall have no obligation to Launch any Product and may elect in its discretion not to Launch any one or more Products.

6.9    Compliance with Laws, Codes and Policies.

(a)    General. Eagle shall: (i) perform all of its obligations under this Agreement in compliance with all Applicable Laws and the Codes; (ii) instruct its personnel not to, and shall use reasonable efforts consistent with industry practices to ensure that its personnel do not, make any representation, statement, warranty or guaranty, oral or written, with respect to any Product that is inconsistent with the then-current Labeling of such Product, the applicable approved Materials or Applicable Laws; or that is deceptive or misleading in any way; or take any action that disparages or may jeopardize the good name, goodwill or reputation of any of the Products or of Eagle or any of its Affiliates; (iii) maintain and enforce a corporate compliance program consistent with the OIG Compliance Guidance, including maintaining a mechanism for its personnel to report, at any time and anonymously if they choose, any concerns about potential non-compliance with Applicable Laws, Codes or Eagle policies, procedures, standards and practices, and that requires Eagle to promptly and diligently investigate and take appropriate corrective and disciplinary action with regard to any such reports, as applicable; and (iv) promptly notify Spectrum of the substance of, and coordinate with Spectrum regarding, any report described in clause (iii) above relating to a Product or Eagle’s activities under this Agreement that potentially violates Applicable Laws, Codes or Eagle’s compliance policies, procedure, standards and practices.

(b)    Notification of Legal Proceeding. Unless and to the extent prohibited by Applicable Laws, Eagle shall immediately notify Spectrum of any claim, demand, communication or inquiry of any type, including, but not limited to, a subpoena, civil investigative demand, or congressional inquiry letter, from any federal, state or local governmental entity or Regulatory Authority related in any way to Spectrum, the Products, or this Agreement.

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(c)    Activities in Violation of Law. Notwithstanding any provision of this Agreement, Eagle shall not be required to undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith and on the advice of counsel, may violate, any Applicable Laws.

ARTICLE VIII

COSTS AND COMPENSATION

7.1    Commercialization Support Costs. Within [***] business days after the end of each calendar quarter during the Term (and after termination of this Agreement with respect to costs incurred prior to termination of this Agreement), Spectrum shall provide a written report (each, a “Cost Report”) to Eagle setting forth in reasonable detail any Commercialization Support Costs incurred by Spectrum during such calendar quarter in accordance with a Commercialization Plan and the budget set forth therein. Each Cost Report shall enable Eagle to compare the reported out-of-pocket costs against the budget for Commercialization Support Costs set forth in the applicable Commercialization Plan, on both a quarterly basis and a cumulative basis for each activity. Together with the Cost Report, Spectrum shall provide to Eagle an invoice for the amount of Commercialization Support Costs for the preceding calendar quarter. With each Cost Report and invoice, Spectrum shall also provide to Eagle copies of Third Party invoices and other supporting documentation for all out-of-pocket costs detailed in such Cost Report. Eagle shall pay the invoiced amount of Commercialization Support Costs to Spectrum within [***] days after receiving each invoice, Cost Report and supporting documentation, provided that for any particular activity, time period, or cost, as applicable, Eagle shall have no obligation to pay any amount that exceeds the amount budgeted in the applicable Commercialization Plan. For the avoidance of doubt, Commercialization Support Costs do not include any costs relating to Spectrum Personnel (including CAMs and NAMs) and all Spectrum Personnel costs are compensated solely by the Base Fee.

7.2    Base Fee.

(a)    Base Fee. From and after the Effective Date and subject to this Section 7.2(a), Eagle shall compensate Spectrum for its costs of employing and maintaining Spectrum Personnel (including CAMs, NAMs and legal, regulatory and other support personnel) to conduct Promotional and Commercialization activities and support thereof hereunder, as well as its Detailing costs, in the annualized amount of [***] (the “Base Fee”). The Base Fee shall be payable in the following percentages during the Term:

(i)    For the first calendar quarter of 2016, Eagle shall pay to Spectrum [***] percent ([***]%) of the Base Fee;

(ii)    For the second calendar quarter of 2016 through the remainder of the Term, Eagle shall pay to Spectrum [***] percent ([***]%) of the Base Fee.
The 2016 Base Fee (annual and monthly) shall be increased [***] percent ([***]%) for 2017.
(b)    Base Fee Payment. Within the first [***] days of each calendar month during the Term, Eagle shall pay the Base Fee due to Spectrum for such month.

7.3    Performance Bonus.

(a)    Revenue Thresholds. Based on forecasts of annual Net Sales of the [***] Product and the [***] Product for 2016 and 2017 (as prorated for the first half of 2017 unless the Term is extended

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pursuant to Section 12.1), the Parties have established thresholds for aggregate Net Sales (annual or semi-annual, as applicable) of the [***] Product and the [***] Product as set forth in Exhibit C (the “Revenue Thresholds”). In the event the JCC approves in writing (including in any Commercialization Plan) any revisions to the Net Sales forecasts of the [***] Product and/or the [***] Product, the JCC shall revise, and set forth in the applicable Commercialization Plans, the Revenue Thresholds to align with such revisions to the Net Sales forecast(s). In addition, if one or both of the [***] Product and the [***] Product does not obtain Approval in the Territory, both the Net Sales forecasts and the Revenue Thresholds will be revised downward by the JCC and set forth in the Commercialization Plans.

(b)    Performance Bonus. Each calendar year (or portion thereof) during the Term, if the actual aggregate Net Sales of the [***] Product and/or the [***] Product sold in the Territory exceeds the then-applicable Revenue Threshold(s), Eagle shall pay Spectrum a performance bonus as set forth in Exhibit D (the “Performance Bonus”). Within [***] days after (i) the end of calendar year 2016, (ii) June 30, 2017 or calendar year 2017 (depending upon whether the Initial Term is extended pursuant to Section 12.1), and (iii) if applicable, after termination of this Agreement pursuant to Section 12.2(e), Eagle shall provide Spectrum with a written statement of the actual aggregate Net Sales of the [***] Product and/or the [***] Product (as applicable) obtained during that calendar year (or portion thereof), and Eagle shall pay Spectrum the amount of the Performance Bonus due, if any.

7.4    [***] Milestone Payments. Eagle shall pay Spectrum up to two (2) milestone payments as follows: (a) if the exit market share of the [***] Product as of December 31, 2016 is equal to or greater than the applicable market share set forth in Exhibit E (depending upon the number of competitors as of December 31, 2016 as set forth in Exhibit E), Eagle shall pay Spectrum a milestone payment of [***] after the end of calendar year 2016, within [***] days after the relevant IMS data become available to Eagle; and (b) (i) if the exit market share of the [***] Product as of June 30, 2017 (if the Term expires upon expiration of the Initial Term pursuant to Section 12.1) is equal to or greater than the applicable market share set forth in Exhibit E (depending upon the number of competitors as of June 30, 2017 as set forth in Exhibit E), Eagle shall pay Spectrum a milestone payment of [***] after expiration of the Initial Term, within [***] days after the relevant IMS data become available to Eagle, or (ii) if the exit market share of the [***] Product as of December 31, 2017 (if the Term is extended by Eagle pursuant to Section 12.1) is equal to or greater than the applicable market share set forth in Exhibit E (depending upon the number of competitors as of December 31, 2017 as set forth in Exhibit E), Eagle shall pay Spectrum a milestone payment of [***] after end of calendar year 2017, within [***] days after the relevant IMS data become available to Eagle. For the avoidance of doubt, no more than two (2) milestone payments will be payable under this Section 7.4, and no milestone payment will be due under this Section 7.4 unless the [***] Product attains the applicable market share set forth in Exhibit E.

7.5    Payments.

(a)    Wire Transfer. All payments made by Eagle under this Article 7 shall be made by wire transfer from a banking institution in the United States in U.S. Dollars in accordance with instructions given in writing from time to time by Spectrum.

(b)    Overdue Payments. If any undisputed amounts payable by Eagle to Spectrum under this Agreement that are not paid when due, such outstanding amounts shall accrue interest (from the date such amounts were due through and including the date upon which full payment is made) at the prime rate as reported by The Wall Street Journal (Internet Edition) on the date such payment is due, plus an additional [***] percent ([***]%), or the maximum rate permitted by applicable law, whichever is less.

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ARTICLE VIII

REPORTS; MAINTENANCE OF RECORDS; AUDIT RIGHTS

8.1    Account Management and Reporting System. Spectrum shall apply its existing electronic account management and reporting system to document and report its Details and other Promotion activities hereunder, including all of the information that is required to be reported in the Promotion Reports, and to document and report its compliance activities and comply with the transparency reporting requirements under Section 5.4. Prior to the Launch Date of the first Product, Spectrum shall enable Eagle to conduct an in-depth review of Spectrum’s account management system and other systems for documenting and reporting Spectrum’s activities as required under this Agreement.

8.2    Reports. Spectrum shall keep Eagle regularly informed regarding the conduct of its Promotion activities under this Agreement. Without limiting the foregoing, Spectrum shall provide Eagle with a report (each, a “Promotion Report”) within [***] days after the end of each calendar quarter (and within [***] days after the end of each calendar year) which shall set forth the efforts of the Spectrum Personnel in conducting Details and other Promotion activities under this Agreement during the preceding calendar quarter or preceding calendar year, in a form mutually agreed by the Parties, including the following information: (a) the number of CAMs (both in absolute numbers and in FTEs); (b) the percentage of the CAM Team utilized to Detail the Products under this Agreement; (c) the number of Details made and recorded by CAMs broken out by region, position of Details and type of Target Prescriber/Account; (d) a certification by Spectrum that each CAM was compensated in accordance with the Incentive Compensation plan approved by Eagle with respect to Products (provided that such certification will only be included with the Promotion Report for the calendar quarter in which Spectrum provides Incentive Compensation to its employees in accordance with its standard practices); and (d) such other information as may be required in the then-current Commercialization Plan. In the event Spectrum cannot provide the certification in (d), Spectrum shall provide a written explanation to Eagle setting for the details as to why Spectrum cannot provide such certification. Each Promotion Report shall be provided in an electronic format or as agreed by the Parties and shall include all applicable information from Spectrum’s account management system.

8.3    Eagle’s Audit Rights Relating to Spectrum’s Activities.

(a)    Right to Audit. During the Term, and upon reasonable prior notice from Eagle, Spectrum shall afford to Eagle reasonable access during normal business hours (and at such other times as the Parties may mutually agree) to inspect and audit the relevant books, records and other information of Spectrum in order to monitor Spectrum’s compliance with its obligations under the Commercialization Plan and the terms of this Agreement and to verify that Spectrum’s Promotion and other Commercialization activities were accurately reported and conducted in compliance with this Agreement. Such audit shall occur no more than [***] during any calendar year, except that Eagle may conduct more frequent inspections and audits for “cause” at any time that Eagle learns of any material non-compliance (or of any condition that Eagle determines is reasonably likely to result in material non-compliance) with the Commercialization Plan or the terms of this Agreement. Subject to the limitations set forth in this Section 8.3(a), Eagle may conduct such audit (i) itself, or by an independent certified public accountant appointed by Eagle at its expense and reasonably acceptable to Spectrum, by auditing the relevant records (including the Account Management System) of Spectrum and its Affiliates at Spectrum’s United States facilities; (ii) by conducting surveys of the Target Prescribers/Accounts; and/or (iii) by direct observation of any such Promotion activity. Spectrum shall keep and maintain complete and accurate records of all Promotion and other Commercialization activities conducted by Spectrum in accordance with Section 8.4.

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(b)    Audit Results. All records made available for audit pursuant to this Section 8.3 shall be deemed to be Confidential Information of Spectrum. In the event that an audit establishes that there was an error in Promotion activities (including number of FTEs or the or time spent conducting Promotion activities) reported by Spectrum hereunder, Spectrum shall promptly (but in any event no later than [***] days after Spectrum’s receipt of the audit report so concluding) provide a corrected report to Eagle. Eagle shall bear the full cost of such audit unless such audit discloses a downward adjustment of the number of FTEs shown by such inspection of more than [***] of the number reported in such statement, in which case Spectrum shall reimburse Eagle for the reasonable out-of-pocket costs incurred by Eagle in connection with such audit.

8.4    Maintenance of Books and Records. Each Party shall maintain complete and accurate books and records in sufficient detail, in accordance with all Applicable Laws, to enable verification of the performance of such Party’s obligations under this Agreement, including all Detailing, Promotion and Product Training. Such books and records shall be deemed to be the Confidential Information of the maintaining Party and shall be maintained by such Party for the latest to occur of: (i) a period of [***] years after the end of each calendar year in the Term, (ii) longer if required by Applicable Laws or such Party’s document management program, or (iii) until the final resolution of any audit or dispute as to which such records relate.

8.5    Payment Audits.

(a)    Right to Audit. Either Party (herein, the “Auditing Party”) may demand, no more than [***] for any calendar year in the Term, an audit of the relevant books and records of the other Party (herein, the “Audited Party”) in order to verify the Audited Party’s reports on financial matters addressed in this Agreement, which shall include, without limitation, Spectrum’s right to audit Eagle’s books and records relating to calculation of Net Sales and of the Performance Bonus payable to Spectrum and Eagle’s right to audit Spectrum’s books and records relating to the Base Fee and Commercialization Support Costs. Upon no less than [***] days’ prior written notice to the Audited Party by the Auditing Party, the Audited Party shall grant reasonable access to members of a nationally-recognized independent certified public accounting firm selected by the Auditing Party (but not the auditor that conducts or has within the past three years conducted the audit of the Auditing Party’s financial statements) to the relevant books and records of the Audited Party in order to conduct a review or audit thereof. Such access shall be permitted only during normal business hours. The auditor will execute a written confidentiality agreement with the Audited Party and will disclose to the Auditing Party only such information necessary or relevant to verify the Audited Party’s reports on the financial matters addressed in this Agreement. The accountant shall report its conclusions and calculations to the Auditing Party and the Audited Party; provided, that in no event shall the accountant disclose any information of the Audited Party except to the extent necessary to verify the Audited Party’s reporting and other compliance with the terms of this Agreement. Such examination shall be conducted (a) at the facility(ies) where such books and records are maintained and (b) without disruption to operations of the Audited Party. Except as set forth in Section 8.5(b), the Auditing Party shall bear the full cost of the performance of any such audit. All inspections made under this Section 8.5 shall be made no later than [***] years after the reports that are the subject of the investigation were made.

(b)    Audit Results. If as a result of any audit of the books and records of the Audited Party under this Section 8.5, it is shown that the Audited Party’s payments to the Auditing Party under this Agreement with respect to the period of time audited were less than the amount which should have been paid to the Auditing Party pursuant to this Agreement, then the Audited Party shall pay to the Auditing Party the amount of such shortfall within [***] days after the Auditing Party’s demand therefor. If as a result of any audit of the books and records of Audited Party it is shown that the Auditing Party’s payments to the Audited Party under this Agreement with respect to the period of time audited were more than the amount which should

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have been paid to the Audited Party pursuant to this Agreement, then the Audited Party shall reimburse to the Auditing Party the amount of such overpayment within [***] days after the Auditing Party’s demand therefor. In addition, if any amount of underpayment by the Audited Party or overpayment by the Auditing Party is more than [***] of the amount which should have been paid pursuant to this Agreement with respect to the period in question, then the Audited Party shall also reimburse the Auditing Party for its documented, reasonable, out-of-pocket costs and expenses incurred in connection with the audit.

ARTICLE IX

PHARMACOVIGILANCE AND REGULATORY MATTERS

9.1    Pharmacovigilance.

(a)    Pharmacovigilance Agreement. In conjunction with this Agreement, Eagle and Spectrum (under the guidance of their respective pharmacovigilance departments, or equivalents thereof) shall enter into one or more separate safety data exchange agreement(s) (each, a “Pharmacovigilance Agreement”) in order to identify and finalize the responsibilities that the Parties shall employ to comply with each Party’s respective safety obligations (including Adverse Event reporting) for each of the Products in the Territory in accordance with all Applicable Laws and consistent with the provisions of this Section 9.1. Additionally, promptly after the Effective Date, the Parties shall exchange contact information for their respective employees or agents who are responsible for Adverse Event reporting.

(b)    Eagle Responsibilities. Eagle shall have primary responsibility for pharmacovigilance activities related to the Products in the Territory. Eagle shall establish and maintain any and all pharmacovigilance requirements for the Products in full compliance with all Applicable Laws and requirements of the FDA. Eagle’s pharmacovigilance responsibilities for the Products may include, as set forth in the Pharmacovigilance Agreement: (i) production and maintenance of risk management plans, if applicable; (ii) production of post-marketing periodic safety updates; (iii) receiving and processing all post-marketing spontaneous Adverse Event reports that originate in the Territory with respect to the Products, which reports will be processed in accordance with Applicable Laws and Eagle’s standard procedures; (iv) obtaining follow-up information for all post-marketing Adverse Event reports (any such information received by Spectrum shall be forwarded to Eagle on the same timelines as for initial information); (v) obligations for communication with regulatory and safety contacts with the FDA; and (vi) submission of post-marketing periodic safety update reports to the FDA.

(c)    Spectrum Responsibilities. Spectrum’s responsibilities for the Products include, as set forth in the Pharmacovigilance Agreement: (i) notifying Eagle in writing by secure e-mail or facsimile of information concerning Adverse Events (except as set forth in the next sentence of this Section 9.1(c)) within two (2) business days of the date first learned; (ii) carrying out risk management plan obligations in the Territory; and (iii) communicating information about Adverse Events to Healthcare Professionals in the Territory. In addition, throughout the Term, Spectrum agrees to notify Eagle within one (1) day of relevant information, if any, that Spectrum obtains during its performance of the obligations hereunder concerning a side effect, injury, toxicity or sensitivity reaction, or an unexpected incident, and the severity thereof, whether or not determined to be attributable to the Product (“Adverse Event”), where such Adverse Event is: (i) serious or unexpected and associated with the clinical uses, studies, investigations, tests and marketing of any Product; or (ii) non-serious and spontaneously reported in connection with the marketing of any Product in the Territory. “Serious” as used in this Section refers to an experience which is fatal or life threatening, results in a persistent or significant disability or incapacity, in-patient hospitalization or prolongation of hospitalization; or is a congenital anomaly, a birth defect, a cancer, or the result of an overdose (whether

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accidental or intentional) or other important medical event, even if such event does not result in death, is not life-threatening or may not require hospitalization. “Unexpected” as used in this Section refers to a condition or development not listed in the current Labeling for a Product, and includes an event that may be symptomatically and pathophysiologically related to an event listed in the Labeling, but differs from the event because of increased frequency or greater severity or specificity.

9.2    Regulatory Matters.

(a)    Reporting. As between the Parties, Eagle shall be responsible for reporting of, and shall report, regulatory matters regarding the manufacture, distribution, promotion and safety of the Product (including Adverse Events and Product Quality Complaints) to or with the FDA and/or other relevant Regulatory Authorities in the Territory, as applicable. For clarity, the foregoing shall not limit Spectrum’s obligations under Applicable Laws to report its relevant Promotion activities under this Agreement, including Spectrum’s reporting obligations under Applicable Laws with respect to transparency reporting, as described in Section 5.4.

(b)    Spectrum Involvement. As between the Parties, all regulatory matters in the Territory regarding the Products shall be the responsibility of Eagle, and Spectrum shall not, without Eagle’s prior written consent (unless so required by Applicable Laws), correspond or communicate with the FDA or with any other Regulatory Authority concerning the Products, or otherwise take any action concerning any Approval under which any Product is marketed. Spectrum shall provide to Eagle, promptly upon receipt, copies of any communication from the FDA, or other Regulatory Authority, related to any of the Products, and Eagle shall provide to Spectrum, promptly upon receipt, copies of any communication from the FDA or other Regulatory Authority relevant to Spectrum’s rights or obligations under this Agreement. Upon Eagle’s request, Spectrum shall cooperate fully with, and provide assistance to, Eagle in connection with Eagle’s regulatory requirements arising from Spectrum’s Promotion activities under this Agreement (including Adverse Event reporting) for the Products. If Spectrum believes it is required by Applicable Laws to communicate with the FDA or other Regulatory Authority regarding any matter relating to any of the Products or Spectrum’s activities hereunder, then Spectrum shall, unless and to the extent prohibited by Applicable Laws, so advise Eagle promptly and provide Eagle in advance with a copy of any proposed communication (including the text of any oral communication) with the FDA or such other Regulatory Authority prior to such communication, and shall comply with any and all reasonable direction of Eagle, to the extent consistent with Applicable Laws, concerning any meeting or written or oral communication with the FDA or any other Regulatory Authority or governmental authority.

9.3    Permits. Each Party shall, at its sole cost and expense, maintain in full force and effect all permits and other authorizations required by contract and/or by Applicable Laws to carry out its duties and obligations under this Agreement; it being understood that Eagle retains sole responsibility to maintain Approvals for the Products in the Territory.

ARTICLE X

CONFIDENTIAL INFORMATION

10.1    General. At all times during the Term and for a period of [***] following termination of this Agreement, each Party (the “Receiving Party”) shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose, and not use, directly or indirectly, for any purpose, any Confidential Information of the other Party (the “Disclosing Party”), except to the extent such disclosure or use is permitted by the terms of this Agreement or is otherwise agreed upon in writing by the

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Parties. “Confidential Information” means any technical, scientific, regulatory, commercial, business or other confidential, proprietary, or trade secret information provided by or on behalf of the Disclosing Party to the Receiving Party pursuant to this Agreement or otherwise relating to or disclosed during any transaction contemplated hereby (including information disclosed prior to the Effective Date under the Confidentiality Agreement), including information relating to the terms of this Agreement, the Products, Target Prescribers/Accounts, and the scientific, regulatory or business affairs of either Party; provided that, Confidential Information shall not include any information that the Receiving Party can demonstrate by competent written proof:

(i)    is in the public domain by use and/or publication at the time of its receipt from the Disclosing Party or thereafter enters into the public domain through no fault of the Receiving Party; or

(ii)    was already in the Receiving Party’s possession prior to receipt from the Disclosing Party or is developed independently of information received from the Disclosing Party, in each case as demonstrated by contemporaneous written documentation; or

(iii)    is obtained by the Receiving Party from a source (other than a Party or its Representatives) which is not bound by a confidentiality agreement or other contractual restriction that may prohibit the disclosure of such information.

10.2    Permitted Disclosures. Each Receiving Party may only disclose Confidential Information of the Disclosing Party to the extent that such disclosure is:

(a)    made by the Receiving Party or its Affiliates to its or their attorneys, auditors, advisors, consultants or contractors (“Representatives”) on a need-to-know basis and solely in connection with the performance of the Receiving Party’s obligations or the exercise of its rights under this Agreement; provided, however, that each Representative must be bound by obligations of confidentiality and non-use equivalent in scope to, and no less restrictive than, those set forth in this Article 10 prior to any such disclosure; or

(b)    made in response to a valid order of a court of competent jurisdiction, Regulatory Authority or other governmental authority of competent jurisdiction or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by law, including by reason of filing with securities regulators; provided, however, that the Receiving Party shall first have given written notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that such Confidential Information be held in confidence by such court or governmental authority or, if disclosed, be used only for the purposes for which the order was issued; and provided further, that the Confidential Information disclosed in response to such court or governmental authority order shall be limited to that information which is legally required to be disclosed in response to such order.

10.3    Public Announcements; Agreement Terms.

(a)    Consent Required. Without limiting the restrictions set forth in Section 10.1, a Party may not use the name of the other Party in any publicity or advertising or make any public announcement or issue any press release concerning the existence or terms of this Agreement or activities hereunder without the prior written consent of the other Party, including approval of any press release or other public announcement. Notwithstanding the foregoing, (i) a Party may disclose information relating to this Agreement (including any termination hereof) as required by Applicable Laws, including to the United States

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Securities and Exchange Commission or any other securities exchange or governmental authority as required by law or regulation, provided that the disclosing Party shall (1) if practicable, provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, and (2) if reasonably requested by such other Party, seek, or cooperate with such Party’s efforts to obtain, confidential treatment or a protective order with respect to any such disclosure to the extent available at such other Party’s expense, (ii) each Party may use the name of the other Party in connection with its Promotion of the Products in accordance with the Commercialization Plan(s), and (iii) the Parties shall, promptly following the Effective Date, jointly issue the press release described in Section 10.3(b), below.

(b)    Confidential Terms. This Agreement shall be deemed Confidential Information of both Spectrum and Eagle and may only be disclosed: (i) as may be permitted under Sections 10.2 and 10.3(a); (ii) to potential or actual investors or acquirers who are bound by obligations of confidentiality and non-use equivalent in scope to, and no less restrictive than, those set forth in this Article 10 prior to any such disclosure; or (iii) otherwise with the prior written consent of the other Party hereto, which shall not be withheld unreasonably. The Parties shall agree upon a mutual press release to announce the execution of this Agreement, a copy of which is attached as Exhibit F, together with a corresponding Question & Answer outline for use in responding to inquiries about this Agreement; and thereafter, each Party may each disclose to Third Parties the information contained in such press release and Question & Answer outline without the need for further approval by the other Party.

10.4    Prior Confidentiality Agreement. Upon execution of this Agreement, the terms of this Article 10 shall supersede the Parties’ obligations under the Confidentiality Agreement solely with respect to non-use and non-disclosure of any information relating to the Products or the respective business operations of the Parties (but not, for clarity, to the extent the Confidentiality Agreement includes non-use and non-disclosure obligations with respect to any information relating to any product of Eagle’s other than the Product); provided that any information relating to the Products or the respective business operations of the Parties disclosed by one Party to the other, including, without limitation, under the Confidentiality Agreement shall be deemed to have been disclosed under this Agreement.

10.5    Injunctive Relief. Each Party acknowledges that damages resulting from disclosure of the Confidential Information in violation of Section 10.1 may not be an adequate remedy and that, in the event of any such disclosure or any indication of an intent to disclose such information, a Party (or its Affiliates) owning such information will be entitled to seek injunctive relief or other equitable relief in addition to any and all remedies available at law or in equity, including the recovery of damages and reasonable attorneys’ fees.

ARTICLE XI

INTELLECTUAL PROPERTY RIGHTS

11.1    Ownership of Materials. As between the Parties, Eagle shall own all right, title and interest in and to the Promotional Materials, Training Materials, Advertising and Labeling, in each case including all content contained therein and all applicable Copyrights and trademark rights (but excluding any trademark or other rights in Spectrum House Marks). To the extent Spectrum (or any of its Affiliates or other agents) obtains or otherwise has a claim to the Promotional Materials, Training Materials, Advertising and Labeling, Spectrum shall assign, and hereby does assign, to Eagle (or its designated Affiliate) all of Spectrum’s (and its Affiliate’s and other agent’s) right, title and interest in and to such Promotional Materials, Training Materials, Advertising, Labeling and all content therein (excluding, in each case, any rights in Spectrum House Marks). Eagle hereby grants to Spectrum a non-exclusive, royalty-free license to use the Materials,

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Training Materials, Advertising and Labeling and under all Copyrights that cover the Materials, Training Materials, Advertising and Labeling solely as necessary to Promote and otherwise Commercialize the Products in the Territory, in each case in accordance with this Agreement, including the quality control and usage restrictions set forth in this Agreement. Such license shall be non-transferable and non-sublicensable and shall automatically and immediately terminate upon the expiration or earlier termination of this Agreement for any reason; provided, that Spectrum shall be entitled to use any content in the Training Materials to the extent such content is unrelated to the Products and can be used independently of the Products.

11.2    Use of Trademarks.

(a)    Use of Trademark. All Promotional Materials shall include the Trademarks, including the Eagle House Marks. Spectrum shall discuss and refer to the Products only under the Product Trademarks and shall use such Product Trademarks and the Eagle House Marks only on the Promotional Materials and only in accordance with the terms and conditions of this Agreement. Spectrum shall follow the reasonable instructions and guidelines of Eagle in connection with the use of any Trademarks. All goodwill generated by Spectrum’s use of the Trademarks shall inure to the benefit of Eagle. Any right to the use of the Trademarks granted hereunder and all use of the Trademarks by Spectrum shall cease at the end of the Term. Spectrum (and its Affiliates) will not register, apply to register or use any marks (including in connection with any domain names) that are confusingly similar to any of the Trademarks. To the extent that Eagle makes use of any Spectrum House Marks in connection with this Agreement, the provisions set forth in this Section 11.2 shall apply to Eagle, mutatis mutandis, with respect to the Spectrum House Marks.

(b)    No Dispute. Neither Party shall, and shall not knowingly cause another person to, contest or dispute or otherwise impair or endanger the validity of, the exclusive rights of any of the trademarks (including the Trademarks and Spectrum House Marks) owned, licensed or maintained, as the case may be, by the other Party or its Affiliates, or any part thereof, or the registrations thereof. Neither Party shall undertake any action in respect of the filing, registration or renewal of any of the other Party’s trademarks (including the Trademarks and Spectrum House Marks) without such other Party’s consent.

11.3    Infringement. Each Party shall promptly inform the other Party of any material infringement of, or challenge to, any Trademark or any other intellectual property relating to the Products owned or controlled by Eagle in the Territory, in each case whether actual or threatened, which comes to the attention of such Party. As between the Parties, Eagle shall have the exclusive right (in its sole discretion) to take (or not take, as applicable) action in respect of the defense or infringement of the Trademarks and/or or any other material intellectual property relating to the Products, and Spectrum shall, at Eagle’s expense, provide reasonable assistance and cooperation with such activities as Eagle may reasonably request.

ARTICLE XII

TERM AND TERMINATION

12.1    Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided below, shall expire on June 30, 2017 (the “Initial Term”); provided that, Eagle shall have the right, by giving written notice at least [***] days before expiration of the Initial Term, to extend the term of this Agreement to expire on December 31, 2017; and provided further that, if and as mutually agreed upon by the Parties in writing, the term of this Agreement may be extended after December 31, 2017 for consecutive periods of six (6) months each (the “Term”). For clarity, if the Initial Term is not extended, then the term “Term” shall mean only the Initial Term as required by the context.

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12.2    Early Termination. The Parties shall have the right to terminate this Agreement under the following conditions:

(a)    Either Party shall have the right to terminate this Agreement at any time upon written notice to the other Party if the other Party materially breaches this Agreement and such other Party fails to cure such breach within [***] days after written notice is given to such other Party specifying the breach.

(b)    Eagle shall have the right to terminate this Agreement effective immediately upon written notice to Spectrum if Spectrum breaches the terms of Section 3.4.

(c)    Eagle may terminate this Agreement, effective immediately upon written notice to Spectrum, in the event of any material breach of Section 5.2(a).

(d)    Spectrum may terminate this Agreement, effective immediately upon written notice to Eagle, in the event of any material breach of Section 6.9(a).

(e)    Eagle shall have the right to terminate this Agreement for convenience by giving sixty (60) days’ written notice to Spectrum; provided that in the event of termination pursuant to this Section 12.2(e), Eagle shall pay Spectrum an amount calculated as set forth in Exhibit G.

(f)Eagle shall have the right to terminate this Agreement by giving [***] days’ written notice to Spectrum if, following a Change of Control of Spectrum, the Parties are unable to agree on measures to be taken to address potential non-compliance with applicable antitrust laws pursuant to Section 3.5(b).

(g)Spectrum shall have the right to terminate this Agreement by giving [***] days’ written notice to Eagle if, following a Change of Control of Eagle, the Parties are unable to agree on measures to be taken to address potential non-compliance with applicable antitrust laws pursuant to Section 3.5(b); provided that in the event of termination pursuant to this Section 12.2(g), Eagle shall pay Spectrum an amount calculated as set forth in Exhibit G.

(h)Either Party may terminate this Agreement, effective immediately upon written notice to the other Party, in the event that the other Party makes an assignment of substantially all of its assets for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within [***] days of the filing thereof.

12.3    Consequences of Termination of Agreement. Upon the expiration or early termination of this Agreement for any reason, the following provisions shall apply.

(a)    Spectrum shall conduct an orderly wind down of Spectrum’s Promotion and other Commercialization activities as agreed by Eagle, and Spectrum shall provide to Eagle such Product-related information as is maintained by Spectrum and is reasonably required to transition Spectrum’s Promotion and other Commercialization responsibilities to Eagle. Commencing reasonably in advance of expiration of the Term or, if applicable, upon notice of early termination of this Agreement pursuant to Section 12.2, Eagle shall have the right to engage a Third Party to facilitate the smooth transition of Spectrum’s obligations hereunder to Eagle or its designee, and the license granted to Spectrum under Section 2.1(a) will be deemed to be non-exclusive at such time for such purpose.

(b)    Except as otherwise agreed by Eagle with respect to any wind-down activities, all

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rights of Spectrum to perform Promotion and other activities hereunder shall terminate immediately and be of no further force and effect, and Spectrum shall promptly cease all Promotion (including Detailing) activities and all other Commercialization activities, shall promptly discontinue the use of any Trademarks and Copyrights in the Territory and shall promptly return to Eagle, or dispose of in accordance with instructions from Eagle, all Promotional Materials and Training Materials in its possession or the possession of its Affiliates or any of the Spectrum Personnel. Spectrum will provide Eagle with a certified statement that all remaining Promotional Materials and Training Materials have been returned or otherwise properly disposed of, and that neither Spectrum nor any Spectrum Personnel are in possession or control of any such Promotional Materials or Training Materials, and will not be using any such Promotional Materials or Training Materials as of the effective date of termination (unless otherwise agreed by Eagle with respect to any wind-down activities).

(c)    Each Party shall, at the other Party’s request, promptly return to such Party or, at such Party’s option, destroy all Confidential Information of the providing Party and provide that Party with a certified statement that all Confidential Information of the providing Party has been returned or destroyed; provided that the receiving Party may retain one (1) copy of the Confidential Information of the providing Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

12.4    Surviving Provisions. The following provisions will remain in full force and effect after the expiration or termination of this Agreement: Sections 8.4 - 8.5 (audits), 11.1 (pursuant to its terms), 12.3 - 12.5 (termination), 13.4 - 13.6 (indemnification), 13.7 (pursuant to its terms), 13.8 (warranty disclaimer), 13.9 (limitation of liability), and Articles 1 (to the extent necessary to give force to, or otherwise understand, surviving provisions), 7 (Costs and Compensation, with respect to any payments that remain due thereunder), 10 (Confidentiality) and 14 (Miscellaneous).

12.5    Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights which will have accrued to the benefit of either Party or any liability incurred by either Party prior to the effective date of termination or expiration, and will not preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement or prejudice either Party’s right to obtain performance of any obligation.

ARTICLE XIII

REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

13.1    Mutual Representations and Warranties. Spectrum and Eagle each represents and warrants to the other, as of the Effective Date, as follows:

(a)    It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;

(b)    The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate: (i) such Party’s certificate of incorporation or bylaws; (ii) any agreement, instrument or contractual obligation to which such Party is bound in any material respect; (iii) any requirement of any Applicable Law; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party; and

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(c)    This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions.

13.2    Representations, Warranties and Covenants of Spectrum. In addition, Spectrum represents and warrants to Eagle, as of the Effective Date, and covenants to Eagle as follows:

(a)    Neither it, nor any of its Affiliates, nor any of their respective officers, employees, agents, representatives or other Persons used in the performance of its obligations under this Agreement has been debarred or suspended under 21 U.S.C. §335(a) or (b), excluded from a federal health care program, debarred from federal contracting, or convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud (“Debarred/Excluded”). Spectrum shall promptly notify Eagle if it becomes aware that it, any of its Affiliates, or any officer, employee, agent, representative or other Person who is performing any activities under this Agreement is or becomes Debarred/Excluded, pursuant to Sections 5.1(a);

(b)    Except as would not reasonably be expected to have a material adverse effect on the Promotion of the Products in the Territory (i) to Spectrum’s knowledge, it and its Affiliates have promoted its products in the Territory in compliance with Applicable Laws in all material respects, (ii) as of the Effective Date, neither it nor any of its Affiliates (A) is being investigated, and there are no ongoing investigations, by any Regulatory Authority or other government authority in the Territory specifically or primarily relating to the promotion of any product in the Territory, nor (B) has it or any of its Affiliates received written notice that any Regulatory Authority or other government authority in the Territory intends to conduct any such investigation, and (iii) neither it nor any of its Affiliates (x) is a party or the subject of any action, suit or other proceeding (collectively, “Proceeding”) that is pending as of the Effective Date or was pending or filed at any time during the two (2) year period prior to the Effective Date, that alleges that it or any of its Affiliates have violated any Applicable Laws in the Territory in connection with the promotion of any product in the Territory, nor (y) has it or any of its Affiliates received any threats in writing of any such Proceeding as of the Effective Date or at any time during the two (2) year period prior to the Effective Date;

(c)    It has not, nor will it, pay, offer or promise to pay, or authorize the payment directly or indirectly of any moneys or anything of value to (i) any government official or employee, or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of the government to obtain or retain business or direct business to any person, in each case with respect to the Product; or (ii) any HCP, HCO or Payor if any one purpose is to encourage, influence or reward the prescribing or purchasing of any Product or recommending the prescribing or purchasing of any Product, except in either case, as permitted by Applicable Laws (such as payments under applicable safe-harbor provisions).

(d)    It is, and shall remain in, material compliance with all Applicable Laws and Codes;

(e)    There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened before any court or administrative agency against Spectrum or its Affiliates which could, directly or indirectly, reasonably be expected to materially affect its ability to perform its obligations hereunder; and

(f)    It has implemented, and shall maintain, a compliance program designed to comport with all Applicable Laws and the Codes.

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13.3    Representations and Warranties of Eagle. In addition, Eagle represents and warrants to Spectrum that, as of the Effective Date:

(a)    It has not been subject to any action, suit, claim, hearing or other proceeding, at law or equity, in or before any court or arbitrator in which the counterparty alleged that (i) the manufacture, use, distribution, import, sale, or offer for sale of any of the Products in the Territory infringes or misappropriates any patent, trademark, copyright or trade secret right of any Third Party, or (ii) the use of any of the Products in the Territory resulted in any death, personal injury or other harm to any Person;

(b)    Neither it nor any of its Affiliates is being investigated, and there are no ongoing investigations, by any Regulatory Authority or other government authority in the Territory specifically or primarily relating to the Promotion of the Products in the Territory, nor has it or any of its Affiliates received written notice that any Regulatory Authority or other government authority in the Territory intends to conduct any such investigation;

(c)    Neither it nor any of its Affiliates has granted any license or sublicense to any Third Party to sell or promote any Products in the Territory;

(d)    Eagle has all right, title and interest necessary to grant the rights set forth in this Agreement to Spectrum; and

(e)    To Eagle’s knowledge (i) no Third Party has claimed or is claiming any ownership interest in the intellectual property rights covering the Products, (ii) the Promotion of the Products as contemplated under this Agreement does not infringe the intellectual property rights of a Third Party, and (iii) no Third Party is infringing on the intellectual property rights covering the Products.

13.4    Defense and Indemnification of Eagle by Spectrum. Spectrum shall indemnify, defend and hold harmless Eagle, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Eagle Indemnitees”), against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation or investigation) (collectively, “Losses”) to the extent incurred by or imposed upon the Eagle Indemnitees, or any of them, related to claims, suits, actions, demands, investigations, proceedings or judgments brought or obtained by Third Parties (including any Regulatory Authority or governmental authority) (collectively, “Claims”), arising out of: [***], except with respect to any Claims or Losses under the foregoing clauses (a), (b) or (c) to the extent resulting from a Claim for which Eagle is required to indemnify Spectrum under Section 13.5.

13.5    Defense and Indemnification of Spectrum by Eagle. Eagle shall indemnify, defend and hold harmless Spectrum, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Spectrum Indemnitees”), against all Losses to the extent incurred by or imposed upon the Spectrum Indemnitees, or any of them, related to Claims arising out of: [***]; except with respect to any Claims or Losses under the foregoing clauses (a) through (f) to the extent resulting from a Claim for which Spectrum is required to indemnify Eagle under Section 13.4.

13.6    Conditions to Defense and Indemnification. A Party seeking recovery under this Article 13 (the “Indemnified Party”) with respect to a Claim shall give prompt written notice to the Party from which indemnification is sought (the “Indemnifying Party”), and shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim; provided that the Indemnifying Party shall: (a) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to such Indemnified Party; and (b) not settle

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or otherwise resolve such claim without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). Each Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim. For the avoidance of doubt, no Party shall be required to admit fault or liability under any circumstances.

13.7    Non-Solicitation. From the Effective Date until expiration of the Initial Term or earlier termination of this Agreement by Eagle pursuant to Section 12.2 (other than pursuant to Section 12.2(e)), Eagle shall not recruit, solicit, or induce [***] of Spectrum’s management employees [***] or [***] of Spectrum’s non-management employees to terminate such employee’s employment with Spectrum and become employed by Eagle. Notwithstanding any provision of this Section 13.7 to the contrary, the restrictions set forth herein shall not apply to: (a) circumstances where an employee of Spectrum initiates contact with Eagle with regard to possible employment; (b) generalized advertisements of employment opportunities or generalized employee searches by headhunter/search firms (in either case not focused specifically on or directed in any way at an employee of Spectrum); or (c) solicited individuals who have not been employed by Spectrum for at least [***] months or whose employment relationship with Spectrum were terminated prior to solicitation. Furthermore, the terms of this Section 13.7 shall not apply, and Eagle shall have the right to recruit, solicit, or induce any of Spectrum’s employees to terminate such employee’s employment with Spectrum and become employed by Eagle, in the event [***] or (iii) a Change of Control of Spectrum. For clarity, the terms of this Section 13.7 shall not apply, and Eagle shall have the right to recruit, solicit, or induce any of Spectrum’s employees to terminate such employee’s employment with Spectrum and become employed by Eagle, after any termination of this Agreement by Eagle pursuant to Section 12.2 (other than pursuant to Section 12.2(e)) or after expiration of the Initial Term (if not earlier terminated), regardless of whether the Term is extended pursuant to Section 12.1. Further for clarity, if Eagle terminates this Agreement pursuant to Section 12.2(e) prior to the expiration of the Initial Term, the terms of this Section 13.7 shall apply until June 30, 2017. Notwithstanding the foregoing, Eagle shall not have the right to recruit, solicit, or induce any of Spectrum’s employees to terminate such employee’s employment with Spectrum and become employed by Eagle during the Initial Term in the event of a Change of Control of Eagle or in the event the current Chief Executive Officer of Eagle (as of the Effective Date) at any time after the Effective Date (until expiration of the Initial Term) does not hold either Eagle’s Chief Executive Officer position or Eagle’s Chairman of the Board position. In no event shall Eagle’s hiring of any Spectrum employee as permitted by this Section 13.7 result in a breach by Spectrum of Section 3.4; provided that Spectrum is using Commercially Reasonable Efforts to replace such employee.

13.8    Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

13.9    Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR (i) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, LOST REVENUES OR PENALTIES, OR (ii) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS SET FORTH IN THIS PARAGRAPH SHALL NOT APPLY TO: ANY DEFENSE OR INDEMNITY OBLIGATION

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OWED BY ONE PARTY TO ANOTHER PARTY FOR THIRD PARTY CLAIMS PURSUANT TO SECTION 13.4 OR 13.5 OF THIS AGREEMENT.

ARTICLE XIV

MISCELLANEOUS

14.1    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the application of principles of conflicts of law.

14.2    Dispute Resolution; Jurisdiction.

(a)    In the event that there is a dispute, controversy, or claim between the Parties arising out of or relating to this Agreement, or its interpretation, performance, nonperformance or any breach of any respective obligations hereunder, excluding any dispute at the JCC level (to which the procedures in Section 2.3(d) shall apply), then the Parties shall seek to resolve such dispute through prompt negotiations between the Executives. The Executives will meet in-person and use good faith efforts to resolve any such dispute (for clarity, excluding any dispute at the JCC level) within [***] days after a request by a Party (“Executive Mediation”).

(b)    If such dispute is not resolved within [***] days of commencing Executive Mediation (or such other period as may be mutually agreed upon by the Executives), then either Party shall have the right to file an action in the courts of the State of New York or in the United States District Court for New York. Each Party hereby irrevocably and unconditionally (a) consents to the exclusive jurisdiction of the courts of the State of New York or in the United States District Court for New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts, (b) waives its right to a jury trial, (c) waives any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of New York or in the United States District Court for New York, (d) agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and (e) agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 14.4 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

14.3    Relationship of the Parties. The status of the Parties under this Agreement shall be that of an independent contractor. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed: (a) to create or imply a general partnership between the Parties; (b) to make either Party or any of their Affiliates or its or their respective personnel the agent of the other for any purpose; (c) to alter, amend, supersede or vitiate any other arrangements between the Parties with respect to any subject matters not covered hereunder; (d) to give either Party the right to bind or act on behalf of the other; (e) to create any duties or obligations between the Parties except as expressly set forth herein; or (f) to grant any direct or implied licenses or any other right other than as expressly set forth herein.

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14.4    Notices. All notices and communications shall be in writing and delivered personally or by nationally-recognized overnight express courier providing evidence of delivery or mailed via certified mail, return receipt requested, addressed as follows, or to such other address as may be designated from time to time:

If to Eagle:	Eagle Pharmaceuticals, Inc., 50 Tice Blvd. Suite 315 Woodcliff Lake, NJ 07677 Attention: [***]
Facsimile: [***]

With a copy (which shall not constitute notice) to:
Cooley LLP One Freedom Square Reston Town Center 11951 Freedom Drive Reston, VA 201910-565 Attn: [***]

If to Spectrum :	Spectrum Pharmaceuticals, Inc.
11500 S. Eastern Avenue, Suite 240
Henderson, NV 89052
Facsimile: [***]
Attention: [***]
With a copy (which shall not constitute notice) to:
Hogan Lovells US LLP 100 International Drive, Suite 2000 Baltimore, MD 21202 Attn: [***]
In addition, all notices to the JCC shall be sent to each Party’s designated members of such committee at such Party’s address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 14.4.
Except as otherwise expressly provided in this Agreement or mutually agreed in writing, any notice, communication or document (excluding payment) required to be given or made shall be deemed given or made and effective upon actual receipt or, if earlier, (a) one (1) business day after deposit with a nationally-recognized overnight express courier with charges prepaid, or (b) five (5) business days after mailed by certified mail, postage prepaid, in each case addressed to a Party at its address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 14.4.

14.5    Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

14.6    Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original and both of which, together, shall constitute a single agreement. Signatures to this Agreement delivered by facsimile or similar electronic transmission will be deemed binding as originals.

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14.7    Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of either Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

14.8    No Third Party Beneficiaries. No Third Party (including employees of either Party) shall have or acquire any rights by reason of this Agreement.

14.9    Assignment and Successors. This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party hereto; except either Party may assign this Agreement without the other Party’s consent to a Third Party that acquires substantially all of the business or assets of the assigning Party, whether by merger, acquisition or otherwise, provided that the Third Party to whom this Agreement is assigned assumes this Agreement in writing or by operation of law. In addition, either Party shall have the right to assign this Agreement to an Affiliate upon written notice to the non-assigning Party; provided that the assigning Party shall remain directly liable under this Agreement for the performance of this Agreement by such Affiliate.

14.10    Force Majeure. Neither Party shall be liable for any failure or delay in performing its obligations under this Agreement when such failure or delay is beyond the reasonable control of the Party seeking relief from its obligations, including without limitation any of the following causes (but only if such cause is beyond the reasonable control of the Party seeking relief): any act of God, flood, fire, explosion, earthquake, breakdown of plant, shortage of critical equipment, loss or unavailability of manufacturing facilities or material, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, terrorism and acts of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government, inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs without allocation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of the Party seeking relief (“Force Majeure Event”). In the event that either Party is delayed in the performance of any obligations under this Agreement for reason of any Force Majeure Event, the time for the performance of said obligations shall be extended for the period required by reason of such delay, up to a maximum period of ninety (90) days, after which, if such delay in performance would constitute a material breach of this Agreement in the absence of such Force Majeure Event, the non-affected Party may terminate this Agreement immediately upon written notice to the other Party. The Party affected by the Force Majeure Event shall inform the other Party of the beginning of and, if possible, the anticipated ending date of the above causes and the circumstances thereof in writing within fifteen (15) days after the occurrence of such Force Majeure Event. In any event, neither Spectrum nor Eagle shall be liable in any way for loss or damage arising directly or indirectly through or in consequence of any such Force Majeure Event.

14.11    Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement. In addition, unless a context otherwise requires,

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wherever used: (i) the singular shall include the plural, the plural the singular; (ii) the use of any gender shall be applicable to all genders; (iii) the word “notice” shall require notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other communications contemplated under this Agreement; (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall;” (v) the word “including” (and words of similar import) is used without limitation and shall mean “including without limitation;” (vi) the word “day” or “year” or “quarter” shall mean a calendar day or calendar year or calendar quarter, respectively, unless otherwise specified and (vii) provisions that require that a Party, the Parties or the JCC hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise. References to terms of accounting, including terms of payment, shall be defined in accordance with U.S. GAAP.

14.12    Integration; Severability. This Agreement and the Pharmacovigilance Agreement, together with the Schedules and Exhibits attached hereto and thereto, sets forth the entire agreement with respect to the subject matter hereof and thereof and supersedes all other agreements and understandings between the Parties with respect to such subject matter, including the Confidentiality Agreement to the extent provided in Section 10.4. If any one or more of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, such provisions will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement, as evidenced by the terms of this Agreement, may be realized.

14.13    Further Assurances. Each of Spectrum and Eagle agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further ministerial or similar acts and things, including, the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

EAGLE PHARMACEUTICALS, INC.
By:     /s/ David E. Riggs
Name:     David E. Riggs
Title:     CFO
SPECTRUM PHARMACEUTICALS, INC.
By:     /s/ Kurt A. Gustafson
Name: Kurt A. Gustafson
Title:     Chief Financial Officer

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Exhibit A
CAM Qualifications

•	[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Exhibit B
Initial Commercialization Support Costs Budgets
[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Exhibit C
Revenue Thresholds
2016
[***]

First Half 2017 (through June 30, 2017)
[***]

Full Year 2017 (through December 31, 2017)
[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Exhibit D
Performance Bonus

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Exhibit E
[***] Product Market Share

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Exhibit F
Joint Press Release
[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Exhibit G

Section 12.2(e) and 12.2(g) Payment

If Eagle terminates this Agreement pursuant to Section 12.2(e) or Spectrum terminates this Agreement pursuant to Section 12.2(g), Eagle shall pay to Spectrum an amount calculated by [***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.